Exhibit 4(a) Form of Policy
(i)      Home Office




                           FLEXIBLE PREMIUM VARIABLE
                            DEFERRED ANNUITY POLICY

LIFE OF VIRGINIA

To the policyowner:

Please read your policy carefully. This policy is legal contract between you and the Company. You, the owner, have benefits and rights described in this policy. The annuitant is named in the policy. We will make income payments beginning on the Maturity Date, if the annuitant is still living on that date.

THIS POLICY'S INCOME PAYMENTS DEPEND ON THE ACCOUNT VALUE. THE ACCOUNT VALUE IN THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT, AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT.

RIGHT TO CANCEL. You may return this policy to our home office within 10 days after its delivery for a refund. The amount of the refund will equal the account value with any adjustments required by applicable law or regulation.

                   For the Life Insurance Company of Virginia



             Daniel T. Cox                Paul E. Rutledge III
               CHAIRMAN                        PRESIDENT


-----------------------------------------------------------
*Flexible Premium Variable Deferred
*Income payments beginning at maturity
*No dividends
*Some benefits reflect investment results
-----------------------------------------------------------


                               THE LIFE INSURANCE
                              COMPANY OF VIRGINIA
                     6610 West Broad Street, Richmond 23230





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POLICY DATA

SCHEDULE OF BENEFITS                           SCHEDULE OF PREMIUMS
                                               AMOUNT     PAYABLE FOR
ANNUITY                                      $25,000.00   SINGLE PAYMENT





INITIAL PREMIUM DUE:   $25,000.00
ADDITIONAL PREMIUM PAYMENTS MAY BE MADE.  SEE PREMIUM PAYMENTS SECTION.

CHARGES:
   PREMIUM TAX RATE:   0.00%
   ANNUAL POLICY MAINTENANCE CHARGE:  $25.00
   MORTALITY AND EXPENSE RISK CHARGE: 1.25% ANNUALLY ( .003446% DAILY) ADMINISTRATIVE EXPENSE CHARGE: 0.15% ANNUALLY ( .000411% DAILY) TRANSFER CHARGE $10.00






         OWNER THE ANNUITANT

   ANNUITANT JOHN DOE                                35 AGE LAST BIRTHDAY

POLICY NUMBER 000000000

POLICY DATE May 1, 1994                 May 1, 2029   MATURITY DATE


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PAGE 3           PLAN   FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY


POLICY NUMBER  000000000


SEPARATE ACCOUNT 4

INVESTMENT SUBDIVISIONS                   ARE INVESTED IN


                                              FIDELITY VARIABLE INSURANCE PRODUCTS FUND
FID MONEY MARKET - B                                   MONEY MARKET PORTFOLIO
FID HIGH INCOME - B                                    HIGH INCOME PORTFOLIO
FID EQUITY-INCOME - B                                  EQUITY - INCOME PORTFOLIO
FID GROWTH - B                                         GROWTH PORTFOLIO
FID OVERSEAS - B                                       OVERSEAS PORTFOLIO

                                              FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
FID ASSET MANAGER - B                                  ASSET MANAGER PORTFOLIO

                                              JANUS ASPEN SERIES
JAN GROWTH - B                                         GR0WTH PORTFOLIO
JAN AGGRESSIVE GROWTH - B                              AGGRESSIVE GROWTH PORTFOLIO
JAN WORLDWIDE GROWTH - B                               WORLDWIDE GROWTH PORTFOLIO

                                              LIFE OF VIRGINIA SERIES FUND, INC.
LOV MONEY MARKET - B                                   MONEY MARKET PORTFOLIO
LOV GOVERNMENT SECURITIES - B                          GOVERNMENT SECURITIES PORTFOLIO
LOV COMMON STOCK INDEX - B                             COMMON STOCK INDEX PORTFOLIO
LOV TOTAL RETURN - B                                   TOTAL RETURN PORTFOLIO

                                              NEUBERGER & BERMAN
                                              ADVISERS MANAGEMENT TRUST
N&B LIM MAT BOND - B                                   LIMITED MATURITY BOND PORTFOLIO
N&B GROWN - B                                          GROWTH PORTFOLIO
N&B BALANCED - B                                       BALANCED PORTFOLIO

                                              OPPENHEIMER VARIABLE ACCOUNT FUNDS
OPP MONEY - B                                          OPPENHEIMER MONEY FUND
OPP HIGH INCOME - B                                    OPPENHEIMER HIGH INCOME FUND
OFF BOND - B                                           OPPENHEIMER BOND FUND

                                       5

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OFF CAP APPRECIATION - B                               OPPENHEIMER CAPITAL APPRECIATION FUND
OFF GROWTH - B                                         OPPENHEIMER GROWTH FUND
OFF MULTI STRATEGIES - B                               OPPENHEIMER MULTIPLE STRATEGY FUND


YOU MAY ALLOCATE YOUR ACCOUNT VALUE TO AS MANY AS SEVEN INVESTMENT
SUBDIVISIONS.

CONSULT YOUR PROSPECTUS FOR INVESTMENT DETAILS.

POLICY NUMBER:  000000000



                           TABLE OF SURRENDER CHARGES

      YEARS                          SURRENDER CHARGE PERCENTAGE
      -----                          ---------------------------

       1                                        6%
       2                                        6%
       3                                        6%
       4                                        6%
       5                                        4%
       6                                        2%
 YEARS 7 AND LATER                              0


                                       6

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TABLE OF CONTENTS

Policy Data............................................   3
Introduction...........................................   6
Owner, Annuitant and Beneficiary Provisions............   7
Death Provisions.......................................   8
Premium Payments.......................................   9
Monthly Income Benefit.................................  10
Account Value Benefits.................................  11
Separate Account.......................................  13
General Information....................................  16
Optional Payment Plans.................................  17
Copies of any application, riders and endorsements follow page 19.

                                   WORD INDEX


Account Value........................................... 11
Allocation of Premiums..................................  9
Annual Statement........................................ 16
Beneficiary.............................................  7
Beneficiary Change......................................  7
Death Benefit...........................................  9
Investment Subdivisions................................. 13
Misstatement of Age or Sex.............................. 16
Notices................................................. 16


Optional Payment Plans................................17-19
Owner...................................................  7
Ownership change........................................  7
Premiums................................................  9
Separate Account........................................ 13
Surrender............................................... 11
Surrender Value......................................... 11
Transfers............................................... 14
Unit Value.............................................. 14


INTRODUCTION

This is a flexible premium variable deferred annuity policy. The initial premium payment is due on the policy date. Additional premiums may be paid at any time before the earlier of (1) the maturity date and (2) the policy anniversary on which the Annuitant attains age 86. In return for these premiums and any application, we provide certain benefits.

As used in this policy, you or yours refers to the Owner or Owners. We, us or ours refers to The Life Insurance Company of Virginia. The Owner and the Annuitant are shown on page 3.

Person, as used in this policy is a human being, a trust, a corporation or any other legally recognized entity.

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The policy provides a monthly income beginning on the maturity date.  The amount of monthly income will depend on:

   o     the maturity value;
   o     the amount of any applicable premium tax;
   o     the Annuitant's sex and settlement age on the maturity date; and
   o     the payment plan chosen.

Depending upon the conditions described in the Death Provisions section, this policy provides for either the payment of a death benefit or the continuation of the policy at the death of the Owner, Joint Owner or Annuitant prior to the maturity date.

The Policy and Its Parts

This policy is a legal contract. It is the entire contract between you and us. An agent cannot change this contract. Any change to it must be in writing and approved by us. Only our President or one of our Vice Presidents can give our approval. READ YOUR POLICY CAREFULLY.

Policy means this policy with any attached application and any riders and endorsements. All statements in any application are considered representations and not warranties.

We reserve the right to amend this contract as needed to maintain its status as an annuity under the Internal Revenue Code. If the contract is amended, we will send you a copy of the amendment, together with the applicable regulation, ruling or other requirement imposed by the Internal Revenue Service which requires such amendment.

Age

Age on the policy date or on a policy anniversary prior to the date payments begin means the person's age on his or her last birthday.

Dates Used in the Policy

The policy goes into effect on the policy date shown on page 3. Policy years and anniversaries for the initial premium are measured from this date. Years for determining charges related to additional premiums are measured from the date of receipt of each additional premium.

The maturity date is the date we start to pay a monthly income if the Annuitant is still living. This date is shown on page 3 unless changed after issue.

OWNER, ANNUITANT AND BENEFICIARY PROVISIONS

The Owner

The Owner or Joint Owners are shown in the policy. Joint Owners own the policy equally with the right of survivorship. Right of survivorship means that if a Joint Owner dies, his or her interest in the policy will pass to the surviving Joint Owner. Disposition of the policy upon death of an Owner is subject to the Death Provisions.

An Owner or Joint Owner has rights while this policy is in force, subject to the rights of any beneficiary named irrevocably, and any assignee under an assignment filed with us.

The Annuitant

The Annuitant is the person upon whose age and sex guaranteed monthly income benefits are determined. The policy names you or someone else as the Annuitant. The Contingent Annuitant, if any, is shown in the application if attached to this policy. If an application is not attached and you wish to name a Contingent Annuitant, you may do so by sending a written request to our home office. At the death of the Annuitant prior to the maturity date, the Contingent Annuitant, if any, may become the Annuitant in certain circumstances, (see Death Provisions). If no Contingent Annuitant is alive, the Owner (if a natural person, otherwise, the Joint Owner, if a natural person) will be the Contingent Annuitant.

The Beneficiary

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The Primary Beneficiary and any Contingent Beneficiaries are shown in the application if attached to this policy. If an application is not attached and you wish to name a Primary or Contingent Beneficiary(ies), you may do so by sending a written request to our home office.

Changing the Owner, Contingent Annuitant or Beneficiary

During the Annuitant's life, you can change the Owner, the Contingent Annuitant and any Beneficiary if you reserved this right. A person named irrevocably may be changed only with that person's written consent. To make a change, send a written request to our home office. The request and the change must be in a form satisfactory to us. The change will take effect as of the date you sign the request. The change will be subject to any payment we make before we record the change. Except as described above, the Annuitant cannot be changed.



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DEATH PROVISIONS


Designated Beneficiary

If the Owner, Joint Owner or the Annuitant dies while this policy is in force and before income payments begin, the Designated Beneficiary will be treated as the sole owner of the policy following such a death, subject to the distribution rules set forth below. The Designated Beneficiary will be the person first listed below who is alive or in existence on the date of the death of the Owner, Joint Owner or the Annuitant:

       (1) Owner
       (2) Joint Owner
       (3) Primary Beneficiary
       (4) Contingent Beneficiary
       (5) Owner's Estate

If Joint Owners both survive, they will become the Designated Beneficiary together.

Distribution Rules

The following distribution rules will apply if the Owner, Joint Owner or the Annuitant dies before income payments begin:

If the Designated Beneficiary is someone other than the surviving spouse of the deceased Owner, Joint Owner or Annuitant, no further premium payments will be accepted and we will pay the Surrender Value to, or for the benefit of, the Designated Beneficiary. That payment will be made in one lump sum upon receipt of due proof of death. Instead of receiving that distribution, the Designated Beneficiary may elect:

  (a) to receive the Surrender Value at any time during the five year period following the date of death of the Owner, Joint Owner or Annuitant by partially or totally surrendering the contract during that period; or
  (b) to apply the entire Surrender Value under Optional Payment Plan 1 or 2 with the first payment to the Designated Beneficiary being made no later than one year after the date of death of the Owner, Joint Owner or Annuitant, and with payments being made over the life of the Designated Beneficiary or over a period not exceeding the Designated Beneficiary's life expectancy.

If the entire Surrender Value has not been paid to the Designated Beneficiary by the end of the five year period following the date of death of the Owner, Joint Owner or Annuitant and payments have not begun in accordance with (b) above, the policy will terminate at the end of that five-year period, and we will pay any remaining Surrender Value to, or for the benefit of, the Designated Beneficiary. If the Designated Beneficiary dies before the required payments have been made, the Designated Beneficiary will not be treated as an Owner of the policy for purposes of these Death Provisions, and any remaining payments we make will be made to the person named by the Designated Beneficiary in writing or, if no person is so named, the estate of the Designated Beneficiary.

If the Designated Beneficiary is the surviving spouse of the deceased Owner, Joint Owner or Annuitant, the surviving spouse may continue the policy as the Owner. In addition, that person will also become the Annuitant if the deceased was the Annuitant, there is no surviving Contingent Annuitant and the policy has not been surrendered for the death benefit which is available at the Annuitant's death under the conditions set forth on the following page. On the surviving spouse's death, the entire interest in the contract will be paid within 5 years of such spouse's death to the Beneficiary named by the surviving spouse (and if no Beneficiary is named, such payment will be made to the surviving spouse's estate).

If there is more than one Designated Beneficiary, each Designated Beneficiary will be treated separately according to that Designated Beneficiary's portion of the policy for purposes of this Death Provisions section.

These special Distribution Rules will not apply at the death of the Annuitant if all of the following conditions exist:

   o     the Annuitant was not also an Owner of the policy;
   o     all owners of the policy are natural persons; and

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   o     a Contingent Annuitant survives.

Optional Death Benefit at Death of Annuitant

If the death of the Annuitant occurs before income payments begin, and he or she was age 80 or younger on the policy date, the Designated Beneficiary may surrender the policy for the Death Benefit within 90 days of the date of such death. If this optional death benefit is paid, the policy will terminate, and we will have no further obligation under the policy.

During the first six policy years, the Death Benefit will be the greater of:

   o The total of premiums paid reduced by any applicable premium tax and any partial surrenders plus their surrender charges; or
   o The Account Value of the policy on the date we receive proof of the Annuitant's death.

During any subsequent six year period, the Death Benefit will be the greater of:

   o The Death Benefit on the last day of the previous six year period, plus any premium paid since then, reduced by any applicable premium tax and any partial surrenders plus their surrender charges since then; or
   o The Account Value of the policy on the date we receive proof of the Annuitant's death.

If the surrender occurs more than 90 days after the Annuitant's death, and/or if the deceased Annuitant was age 81 or older on the policy date, the Surrender Value will be payable instead of the Death Benefit. If the policy is not surrendered, it will remain in force subject to the preceding provisions.

Payment of Benefits

Instead of receiving payment in a lump sum, the Designated Beneficiary may elect to receive proceeds under Optional Payment Plans 1 or 2 with the first payment to the Designated Beneficiary being made no later than one year after the date of death of the Owner, Joint Owner or Annuitant. Payments will be made over the life of the Designated Beneficiary or over a period not exceeding the Designated Beneficiary's life expectancy.

Payment of Benefits After Income Payments Have Begun

If the Owner, Joint Owner, or the Annuitant dies while this policy is in force and after income payments have begun, or if a Designated Beneficiary receiving income payments dies after the date income payments have begun, payments made under the policy will be made at least as rapidly as under the method of distribution in effect at the time of such death, notwithstanding any other provision of this policy.

PREMIUM PAYMENTS


The initial premium is due on the policy date.

Additional Premium Payments

You may make additional premium payments at any time before the earlier of (1) the date which is ten years preceding the maturity date and (2) the policy anniversary on which the Annuitant attains age 86. Each additional premium payment must be at least $1,000.

When and Where to Pay Premiums

Each premium is payable in advance. Pay each premium to our home office. Make any checks or money orders payable to Life of Virginia.

Allocation of Premiums

You may allocate premiums to one or more Investment Subdivisions of the Separate Account, up to the maximum number shown in the policy data page. The portion of each premium allocated to any particular Investment Subdivision must be at least 10%. Premiums will initially be allocated in accordance with the allocations requested by you.

You may change the allocation of later premiums at any time, without charge, by sending a written notice to us at our home office. The allocation will apply to premiums received after we record the change.

MONTHLY INCOME BENEFIT

We will pay you a monthly income for a guaranteed minimum period beginning on the maturity date if the Annuitant is still living. The monthly income will be a variable income payment similar to that described in the provision titled "Variable Income Options" under the Optional Payment Plans section. Payments will be made under a Life Income with 10 Years Certain plan, unless you choose otherwise.

Under the Life Income 10 Years Certain plan, if the Annuitant lives longer than 10 years, payments will continue for his or her life. If the Annuitant dies before the end of ten years, the remaining payments for the ten year period will be discounted at the same rate used to calculate the monthly income. The discounted amount will be paid in one sum to you.

At any time, while the Annuitant is living, and before the maturity date, you may choose to change the payment plan by written request. If you do choose a different plan, the monthly income will reflect the plan chosen. Payment plans which base payment on the life or lives of one or more individuals will base such payment on the life of the Annuitant or the Annuitant and an additional individual. You may elect to receive the maturity value in a lump sum instead of receiving a monthly income. If we pay the maturity value, we will have no further obligation under the policy.

The maturity value is equal to the Surrender Value on the day immediately preceding the maturity date.

The initial income payment under the automatic payment plan, payable monthly, is calculated by multiplying (a) times (b), divided by (c) where:

  (a) is the monthly payment rate per $1000, shown under the Optional Payment Plans for Life Income 10 years Certain, using the sex and settlement age of the Annuitant, instead of the payee, on the maturity date;
  (b) is the maturity value; and
  (c) is $1,000.

Annuity payments will be made monthly unless quarterly, semi-annual or annual payments are chosen by written request. However, if any payment made more frequently than annually would be or becomes less than $100, we reserve the right to reduce the frequency of payments to an interval that would result in each payment being at least $100. If the annual payment payable at maturity is less than $20, we will pay the maturity value and the policy will terminate effective as of maturity date.

Maturity Date

The maturity date is shown on page 3, unless changed after issue. You may change the maturity date to any date at least ten years after the date of the last premium payment. To make a change, send us written notice before the maturity date then in effect.

If you change the maturity date, maturity date will then mean the maturity date you selected. You may pay premiums until the date which is ten years preceding the newly selected maturity date unless that right has been terminated by the provisions of this policy.

ACCOUNT VALUE BENEFITS

The Account Value of the policy is equal to the account value allocated to the Investment Subdivisions of the Separate Account.

On the date the initial premium is received and accepted, the Account Value equals the initial premium. At the end of each valuation period after such date, the Account Value allocated to each Investment Subdivision of the Separate Account is (a) plus (b) plus (c) minus (d) minus (e) minus (f), where:

   (a) is the Account Value allocated to the Investment Subdivision at the end of the preceding valuation period, multiplied by the Investment Subdivision's Net Investment Factor for the current period;

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   (b) is premium payments received during the current valuation period;
   (c) is any other amounts transferred into the Investment Subdivision during the current valuation period;
   (d) is Account Value transferred out of the Investment Subdivision during the current valuation period;
   (e) is any partial surrender made from the Investment Subdivision during the current valuation period;
   (f) any premium tax deductions.

In addition, after the policy date whenever a valuation period includes the policy anniversary day, the Account Value at the end of such period is reduced by the Annual Policy Maintenance Charge allocated to the Account Value in the Investment Subdivision for that policy anniversary day. This charge will be allocated among the Investment Subdivisions of the Separate Account in the same proportion that the policy's Account Value in each Investment Subdivision bears to the total Account Value in all Investment Subdivisions at the beginning of the policy year.

Annual Policy Maintenance Charge

There will be a charge made each year for maintenance of the policy. This charge is made once for each policy year against the Account Value allocated to the Separate Account. The charge for a policy year will be made at the earlier of the next policy anniversary or the date the policy is surrendered. The amount of this charge is shown on page 3. We will waive this charge if the Account Value exceeds $75,000 at the time the charge is due.

Surrender

You can fully or partially surrender this policy by sending a written request to our home office. We must receive the request before income payments begin. You may be required to pay a surrender charge and any applicable premium tax (see Premium Tax). These charges will be deducted from the amount surrendered.


Full Surrender. You must send us your policy with your request for surrender. The amount payable is the Surrender Value. The Surrender Value of this policy is the Account Value on the date we receive your written request for surrender in our home office, less any surrender charge. See Deferred Premium Tax.

Partial Surrender. You may make a partial surrender from the Account Value of this policy at any time. We will not permit the amount of a partial surrender to be less than $500 or to reduce the Account Value to less than $5000. The amount payable will be the amount of the partial surrender less any surrender charge. See Deferred Premium Tax.

You may tell us how to deduct the partial surrender from the Investment Subdivisions of the Separate Account. If you do not, the partial surrender will be deducted from each Investment Subdivision in the same proportion that the policy's Account Value in that Investment Subdivision bears to the total Account Value in all Investment Subdivisions on the date we receive the request in our home office. See Deferred Premium Tax.

Deferred Premium Tax. If we paid a tax on a premium and we did not previously deduct the tax, then we may deduct it at the time of surrender. See Premium Tax.

Surrender Charge

All or part of the amount surrendered may be subject to a surrender charge. The amount subject to a charge is the lesser of (a) or (b), where:

  (a)    is the amount surrendered;
  (b) is the total premiums, less the total of all surrender amounts previously allocated to premium payments.

The surrender charge will be the applicable percentage(s) of the amount subject to a charge. For purposes of determining the applicable percentage(s), surrender amounts that are subject to a charge will be allocated to remaining premium payments in the order that the premium payments were received. Remaining premium payments are the premium payments, less the amount of any surrenders previously allocated to them. The applicable percentage for each premium payment is found on the policy data pages in the Table of Surrender Charges next to the number representing the number of full and partially completed years since the premium payment.

Reduced Charges on Certain Surrenders. Surrender charges will be reduced for the first surrender in each policy year. If the first surrender of the policy year is a partial surrender of 10% of the Account Value, or less, the amount surrendered will not be subject to a charge.

If the first surrender of the policy year is a full surrender, or a partial surrender of more than 10% of the Account Value, the amount of the surrender that is subject to a charge will be reduced by 10% of the Account Value.

There will be no surrender charge if you choose one of the following Optional Payment Plans:

   o     Plan 1;
   o     Plan 2 for a period of 5 or more years;
   o     Plan 5.

Waiver of Surrender Charges in the Event of Hospital or Nursing Facility Confinement

We will waive the surrender charges otherwise applicable to a full surrender or one or more partial surrenders occurring before income payments begin if:

   o The Annuitant is, or has been confined to a state licensed or legally operated hospital or inpatient nursing facility for at least 30 consecutive days; and
   o     Such confinement begins at least one year after the policy date; and
   o     The Annuitant was age 80 or younger on the policy date; and
   o The request for the full or partial surrender, together with proof of such confinement, is received in the Home Office while the Annuitant is confined or within 90 days after discharge from the facility.

Postponement of Payments

We will usually pay any amounts payable as a result of full or partial surrenders within seven days after we receive written request in our home office, in a form satisfactory to us. We will usually pay any proceeds payable as a result of death within seven days after we receive due proof of death. Payment of any amount payable on surrender, partial surrender or death may be postponed whenever:

   o the New York Stock Exchange is closed other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission; or
   o the Securities and Exchange Commission by order permits postponement for the protection of policyowners; or
   o an emergency exists, as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practical or it is not reasonably practical to determine the value of net assets of the Separate Account.

We have the right to defer payment which is derived from any amount recently paid to us by check or draft, until we are satisfied the check or draft has been paid by the bank on which it is drawn.

SEPARATE ACCOUNT

The Separate Account named in the policy data pages will be used to support the operation of this policy and certain other variable annuity policies we may offer. We will not allocate assets to the Separate Account to support the operation of any contracts or policies that are not variable annuities.

We own assets in the Separate Account. However, these assets are not part of our general account. Income, gains and losses, whether or not realized, from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to laws of the Commonwealth of Virginia which regulates the operations of insurance companies incorporated in Virginia.

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



The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the Commonwealth of Virginia. The approval process is on file with the Insurance Commissioner in the state in which this policy was delivered.

The Separate Account is divided into Investment Subdivisions. The Investment Subdivisions are named in the policy data pages. We reserve the right to remove any Investment Subdivision of the Separate Account, or to add new Investment Subdivisions. Each Investment Subdivision of the Separate Account will invest in shares of a mutual fund, or of a portfolio of a series type of mutual fund named in the data pages. You determine the percentage of premiums which will be allocated to each Investment Subdivision.

The Owner will share only the income, gains and losses of the Investment Subdivisions to which his or her premium payments have been allocated.

The portion of the assets of the Separate Account which equals the reserves and other policy liabilities of the policies which are supported by the Separate Account will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our general account any assets of the Separate Account which are in excess of such reserves and other policy liabilities.

We also have the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a mutual fund portfolio that are held by the Separate Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any portfolio named in the data pages, and to substitute shares of another portfolio, if the shares of the portfolio are no longer available for investments, or if in our judgment further investment in the portfolio should become inappropriate in view of the purposes of the Separate Account. In the event of any substitution or change, we may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

We also reserve the right to transfer assets of the Separate Account, which we determine to be associated with the class of policies to which this policy belongs, to another separate account. If this type of transfer is made, the term Separate Account, as used in this policy, shall then mean the Separate Account to which the assets were transferred.

When permitted by law, we also reserve the right to:

  (a) deregister the Separate Account under the Investment Company Act of 1940;
  (b) manage the Separate Account under the direction of a committee;
  (c) restrict or eliminate any voting rights of Owners, or other persons who have voting rights as to the Separate Account; and
  (d) combine the Separate Account with other accounts.

We will value the assets of the Separate Account each business day.

We will value the assets in the Separate Account at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.


Unit Value

Each Investment Subdivision has a Unit Value. When premiums or other amounts are transferred into an Investment Subdivision, a number of Units are purchased based on the subdivision's Unit Value for the valuation period during which the transfer is made. When amounts are transferred out of an Investment Subdivision, Units are redeemed in a similar manner. The Unit Value for a valuation period applies to each day in the period. Before income payments begin, Unit Values are referred to as Accumulation Unit Values. Once income payments have begun, they are referred to as Annuity Unit Values.

For each Investment Subdivision, the Accumulation Unit Value for the first valuation period was $10. The Accumulation Unit Value for each subsequent period is the Net Investment Factor for that period, multiplied by the Accumulation Unit Value for the immediately preceding period.

For each Investment Subdivision, the Annuity Unit Value for the first valuation period was $10. The Annuity Unit Value for each subsequent period is (a) times
(b) times (c), where:

   (a) is the Net Investment Factor for that period;
   (b) is the Annuity Unit Value for the preceding period; and
   (c) is the investment result adjustment factor for that period.

The investment result adjustment factor recognizes an assumed interest rate of 3% per year used in determining the income payment amounts and is equal to
0.99991902 daily.

Each valuation period includes a business day and any non-business day or consecutive non-business days immediately preceding it. Assets are valued at the close of the business day. A business day is any day the New York Stock Exchange is open for trading, or any day in which there is a material change in the value of the assets in the Separate Account.

Each Investment Subdivision has its own Net Investment Factor. In the following definition, "assets" refers to the assets in each Investment Subdivision. "Any amount charged against the Separate Account" refers to those amounts that are allocated to each Investment Subdivision.

The Net Investment Factor for a valuation period is (a) divided by (b), minus
(c), where:

   (a) is (1) the value of the assets at the end of the preceding valuation period, plus (2) the investment income and capital gains, realized or unrealized, credited to those assets at the end of the valuation period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against those assets during the valuation period, minus (4) any amount charged against the Separate Account for taxes, or any amount we set aside during the valuation period as a provision for taxes attributable to the operation or maintenance of the Separate Account; and
   (b) is the value of the assets at the end of the preceding valuation period; and
   (c) is a factor representing the charge for mortality and expense risks we assume and for administrative expenses. The annual rate for these charges is shown on page 3.

Transfers Before Income Payments Begin

You may transfer amounts among the Investment Subdivisions of the Separate Account by sending a written request to us at our home office. The first transfer in each calendar month will be made without a transfer charge. A transfer charge will be imposed for each subsequent transfer in a calendar month. The amount of the transfer charge is shown on page 3. When we make transfers, the Account Value on the date of the transfer will not be affected by the transfer except to the extent of the transfer charge. The transfer charge will be taken from the amount transferred.

We reserve the right to limit, upon written notice, the number of transfers to twelve each calendar year or, if it is necessary for the policy to continue to be treated as an annuity policy by the IRS, a lower number. Also, we reserve the right to refuse to execute any transfer if any of the Investment Subdivisions which would be affected by the transfer is unable to purchase or redeem shares of the mutual fund in which the Investment Subdivision invests. The transfer will be effective as of the end of the valuation period during which we receive your request at our home office. If the amount of your Account Value remaining in an Investment Subdivision after the transfer is less than $100, we will transfer the amount remaining in addition to the amount requested. We will not allow a transfer into any Investment Subdivision unless the Account Value of that Investment Subdivision after the transfer is at least $100.

Transfers After Variable Income Payments Begin

If income payments are made under one of the Variable Income Options you may transfer Annuity Units among the Investment Subdivisions of the Separate Account by sending a written request to us at our home office. You may make one transfer in each calendar year. We reserve the right to limit the number of transfers if it is necessary for the policy to continue to be treated as an annuity policy by the IRS. Also, we reserve the right to refuse to execute any transfer if any of the Investment Subdivisions that would be affected by the transfer is unable to purchase or redeem shares of the mutual fund in which the Investment Subdivision invests. If the number of annuity units remaining in an Investment Subdivision after the transfer is less than 1, we will transfer the amount remaining in addition to the amount requested. We will not allow a transfer into any Investment Subdivision unless the number of annuity units of that Investment Subdivision after the transfer is at least 1. No transfer charge is imposed for transfers of annuity units. The amount of the income payment as of the date of the transfer will not be affected by the transfer.

GENERAL INFORMATION

Annual Statement

Within 30 days after each policy anniversary, we will send you an annual statement. The statement will show the Account Value and Surrender Value as of the policy anniversary. The statement will also show premiums paid and charges made during the policy year.

Calculation of Values

If the Net Investment Factor is always equivalent to an effective annual interest rate of 4%, the account values in this policy will always at least equal the account values required of an equivalent general account policy by the law where this policy was delivered.

A detailed statement of how we calculate the values in this policy has been filed with the insurance department where this policy was delivered.

Evidence of Death, Age, Sex or Survival

We will require proof of death before we act on policy provisions relating to death of any person or persons. We may also require proof of the age, sex or survival of any person or persons before we act on any policy provision dependent upon age, sex or survival.

Incontestability

We will not contest this policy.

Misstatement of Age or Sex

If the Annuitant's age or sex is misstated on the policy data page, any policy benefits or proceeds, or the availability thereof, will be determined using the correct age and sex.

Premium Tax

Premium tax rules vary by state and change from time to time. Some states assess a tax against us upon receipt of premium and some states upon annuitization of proceeds.

Tax assessed upon receipt of premium: The premium tax rate shown on page 3 is the rate that was in effect in your state at policy issue. To calculate any applicable premium tax in effect on the date we receive the premium payment, multiply the premium payment by the premium tax rate. This is the amount of any state and/or local premium tax charged to us for this policy. We reserve the right to deduct any such tax either from your premium payment(s) when received, or from proceeds later when paid. (Proceeds includes benefits from surrender, maturity and death.)

Tax assessed upon annuitization of proceeds: Since some states assess a premium tax on proceeds used to purchase income payments, we reserve the right to deduct from such proceeds any premium tax paid by us. Because state premium tax rules change from time to time, the tax rate, if any, applicable to proceeds used to purchase income payments is not shown in your policy. You may request notification of the amount of this tax before income payments begin.

Nonparticipating

This policy is nonparticipating.  No dividends are payable.

Written Notice

Any written notice to us should be sent to our home office at 6610 West Broad Street, Richmond, Virginia, 23230. Please include the policy number and the Annuitant's full name.

Any notice we send you will be sent to the last known address on file with our company. You should request an address change form if you move.



OPTIONAL PAYMENT PLANS

Death benefit and Surrender Value proceeds will be paid in one lump sum, and maturity proceeds will be paid as described in the Monthly Income Benefit section. Subject to the rules stated below, however, any part of the death or surrender proceeds can be left with us and paid under a payment plan. If you choose to leave the proceeds with us and receive payments under a payment plan, the proceeds less any applicable premium tax will be applied to calculate your income. During the Annuitant's life you (or the Designated Beneficiary at your death) can choose a plan. If a plan has not been chosen at the death of the Annuitant, the Designated Beneficiary can choose a plan if the death benefit is to be paid.

There are several important payment plan rules:

   o Our consent must be obtained prior to selecting an optional payment plan if the payee is not a natural person.
   o Payment made under an Optional Payment Plan at the death of the Owner, Joint Owner or Annuitant must conform with the rules in the Death Provisions, including the Payment of Benefits section.
   o If you change a beneficiary, your plan selection will no longer be in effect unless you request that it continue.
   o Any choice or change of a plan must be sent in writing to our home office.
   o     The amount of each payment under a plan must be at least $100.
   o Payments under a Fixed Income option will begin on the date we receive proof of the Annuitant's death, on surrender, or on the policy's maturity date.
   o Payments under a Variable Income option will begin within seven days after the date payments would begin under the corresponding fixed option.
   o Payments under Plan 4 will begin at the end of the first interest period after the date proceeds are otherwise payable.

Fixed Income Options

Optional Payment Plans 1 through 5 are available as Fixed Income Options. Any amount left with us under a Fixed Income option will be transferred to our general account. Payments made will equal or exceed those required by the state where this policy is delivered.

Variable Income Options

Optional Payment Plans 1 and 5 are available as Variable Income Options. This means that income payments, after the first, will reflect the investment experience of the Investment Subdivisions of the Separate Account.

Proceeds may be allocated to one or more Investment Subdivisions of the Separate Account. The first income payment is determined by the Plan chosen and the amount of proceeds applied to the Plan. The dollar amount of subsequent income payments is determined by means of Annuity Units.

The number of Annuity Units for an Investment Subdivision will be determined at the time income payments begin and will remain fixed unless transferred (as shown below). The number of Annuity Units for an Investment Subdivision is (a) divided by (b), where:

  (a) is the portion of the first income payment allocated to that Investment Subdivision; and
  (b) is the Annuity Unit Value for that Investment Subdivision seven days before the income payment is due.

After the first income payment, each subsequent income payment is a dollar amount equal to the sum of the income payment amounts for each Investment Subdivision. The income payment amount for an Investment Subdivision is the number of Annuity Units for that Investment Subdivision times the Annuity Unit Value for that Investment Subdivision seven days before the payment is due.

Annuity Units may be transferred upon request. The number of Annuity Units for the new Investment Subdivision is (a) times (b), divided by (c), where:


   (a) is the number of Annuity Units for the current Investment Subdivision;
   (b) is the Annuity Unit Value for the current Investment Subdivision; and
   (c) is the Annuity Unit Value for the new Investment Subdivision.

Payment Plans

The fixed income options are shown below. Variable income options, if applicable, have the same initial payment as the corresponding fixed option. The monthly payment rate per $1000, as shown in the Plan 1 and Plan 5 Tables, is based on the 1983 Table `a', using 3% interest.

Plan 1. Life lncome with Period Certain. We will make equal monthly payments for a guaranteed minimum period. If the payee lives longer than the minimum period, payments will continue for his or her life. The minimum period can be 10, 15 or 20 years. Payments will be according to the table below. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the payee dies before the end of the guaranteed period, the amount of remaining payments for the minimum period will be discounted at the same rate used in calculating income payments. Discounted means we will deduct the amount of interest each remaining payment would have earned had it not been paid out early. The discounted amounts will be paid in one sum to the payee's estate unless otherwise provided.

                                       Plan 1 Table


 Monthly payment rates for each $1,000 of proceeds under Plan 1.


--------------------------------------------------------------------------
Settlement    Male Payee                            Female Payee
Age
            --------------------------------------------------------------
              10 Years  15 Years  20 Years  10 Years  15 Years   20 Years
              Certain   Certain   Certain   Certain   Certain    Certain
--------------------------------------------------------------------------
   20         $2.90     $2.89     $2.89     $2.80     $2.80      $2.80
   25          2.99      2.98      2.98      2.88      2.87       2.87
   30          3.10      3.10      3.09      2.96      2.96       2.96
   35          3.24      3.24      3.23      3.08      3.07       3.07
   40          3.43      3.41      3.39      3.22      3.21       3.20
   45          3.66      3.64      3.60      3.40      3.39       3.37
   50          3.95      3.91      3.85      3.63      3.61       3.59
   51          4.02      3.97      3.91      3.68      3.66       3.63
   52          4.09      4.04      3.96      3.74      3.72       3.68
   53          4.16      4.11      4.02      3.80      3.77       3.74
   54          4.24      4.18      4.08      3.86      3.83       3.79
   55          4.32      4.25      4.15      3.93      3.90       3.85
   56          4.41      4.33      4.21      4.00      3.96       3.91
   57          4.50      4.41      4.28      4.07      4.03       3.97
   58          4.60      4.49      4.34      4.15      4.10       4.03
   59          4.70      4.58      4.41      4.23      4.18       4.10
   60          4.81      4.67      4.48      4.32      4.26       4.17
   61          4.92      4.77      4.55      4.42      4.35       4.24
   62          5.04      4.86      4.62      4.52      4.43       4.31
   63          5.17      4.96      4.69      4.62      4.53       4.39
   64          5.30      5.06      4.76      4.73      4.62       4.46

--------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Settlement   Male Payee                            Female Payee
Age
            --------------------------------------------------------------------------
              10 Years     15 Years     20 Years    10 Years   15 Years   20 Years
              Certain      Certain      Certain     Certain    Certain    Certain
--------------------------------------------------------------------------------------
 65           $5.44        $5.17        $4.83       $4.85      $4.72      $4.54
 66            5.58         5.28         4.89        4.97       4.83       4.62
 67            5.74         5.38         4.96        5.10       4.93       4.69
 68            5.89         5.49         5.02        5.24       5.04       4.77
 69            6.05         5.60         5.08        5.39       5.16       4.84
 70            6.22         5.70         5.13        5.55       5.28       4.92
 71            6.39         5.81         5.18        5.71       5.39       4.99
 72            6.57         5.91         5.23        5.88       5.51       5.05
 73            6.75         6.01         5.27        6.06       5.63       5.12
 74            6.93         6.10         5.31        6.25       5.75       5.17
 75            7.12         6.19         5.35        6.44       5.87       5.22
 76            7.30         6.28         5.38        6.64       5.98       5.27
 77            7.49         6.35         5.40        6.85       6.09       5.31
 78            7.67         6.43         5.42        7.06       6.19       5.35
 79            7.85         6.49         5.44        7.27       6.28       5.38
 80            8.02         6.55         5.46        7.48       6.37       5.41
 81            8.18         6.61         5.47        7.68       6.45       5.43
 82            8.34         6.65         5.48        7.88       6.52       5.45
 83            8.49         6.69         5.49        8.08       6.58       5.47
 84            8.63         6.73         5.50        8.26       6.63       5.48
 85            8.76         6.76         5.50        8.43       6.68       5.49

--------------------------------------------------------------------------------------

         Values for ages not shown will be furnished upon request.


Plan 2. Income for a Fixed Period. We will make equal periodic payments for a fixed period, not longer than 30 years. Payments can be annual, semi-annual, quarterly or monthly. Payments will be made according to the table below. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest and the amount of any payment. If the payee dies, the amount of the remaining guaranteed payments will be discounted to the date of the payee's death at the same rate used in calculating income payments. The discounted amount will be paid in one sum to the payee's estate unless otherwise provided.

                                  Plan 2 Table

 Monthly payment rates for each $1,000 of proceeds under Plan 2.

-------------------------------------------------------------------------------------------------------------------
Years           1            2          3           4           5          6           7           8          9
Payable
-------------------------------------------------------------------------------------------------------------------
Monthly      $84.47      $42.86     $28.99      $22.06      $17.91     $15.14      $13.16      $11.68     $10.53
Payment
-------------------------------------------------------------------------------------------------------------------
Years           16          17         18          19          20         21          22          23         24
Payable
-------------------------------------------------------------------------------------------------------------------
Monthly      $6.53       $6.23      $5.96       $5.73       $5.51      $5.32       $5.15       $4.99      $4.84
Payment
-------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Years              10       11         12          13        14          15
Payable
----------------------------------------------------------------------------------
Monthly        $9.61     $8.86     $8.24       $7.71      $7.26        $6.87
Payment
----------------------------------------------------------------------------------
Years             25        26        27          28         29           30
Payable
----------------------------------------------------------------------------------
Monthly        $4.71     $4.59     $4.47       $4.37      $4.27        $4.18
Payment
----------------------------------------------------------------------------------


    Annual, semi-annual or quarterly payments are determined by multiplying the monthly payment by 11.838, 5.963 or 2.992, respectively.

Plan 3. Income of a Definite Amount. We will make equal periodic payments of a definite amount. Payments can be annual, semi-annual, quarterly or monthly. The amount paid each year must be at least $120 for each $1,000 of proceeds. Payments will continue until the proceeds are exhausted. The last payment will equal the amount of any unpaid proceeds. Unpaid proceeds will earn interest at 3% compounded yearly. We may increase the interest rate. If we do, the payment period will be extended. If the payee dies, the amount of the remaining proceeds with earned interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 4. Interest Income. We will make periodic payments of interest earned from the proceeds left with us. Payments can be annual, semi-annual, quarterly or monthly, and will begin at the end of the first period chosen. Proceeds left under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the payee dies, the amount of remaining proceeds and any earned but unpaid interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 5. Joint Life and Survivor Income. We will make equal monthly payments to two payees for a guaranteed minimum of 10 years. Each payee must be at least 35 years old when payments begin. The guaranteed amount payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. Payments will continue as long as either payee is living. If both payees die before the end of the minimum period, the amount of the remaining payments for the 10 year period will be discounted at the same rate used in calculating the monthly income. The discounted amount will be paid in one sum to the survivor's estate unless otherwise provided.


                           Plan 5 Table

Monthly payment rates for each $1,000 of proceeds under Plan 5.

-----------------------------------------------------------------------
Male Settlement
                -------------------------------------------------------
    Age              35            40           45            50
-----------------------------------------------------------------------
    35             $2.85         $3.00        $3.06         $3.11
    40              2.98          3.06         3.13          3.20
    45              3.01          3.10         3.20          3.30
    50              3.03          3.14         3.25          3.38
    55              3.04          3.16         3.30          3.45
    60              3.05          3.18         3.33          3.51
    65              3.06          3.19         3.36          3.56
    70              3.07          3.20         3.37          3.59
    75              3.07          3.21         3.38          3.61
    80              3.07          3.21         3.39          3.62
85 & Over           3.07          3.22         3.39          3.62

-----------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
Male Settlement        Female Settlement Age
                ----------------------------------------------------------------------------------------------------
    Age           55            60             65            70             75             80          85 & Over
--------------------------------------------------------------------------------------------------------------------
    35          $3.15         $3.18          $3.20         $3.22          $3.23          $3.24         $3.24
    40           3.26          3.31           3.35          3.38           3.40           3.41          3.42
    45           3.39          3.46           3.53          3.58           3.61           3.64          3.65
    50           3.51          3.63           3.73          3.81           3.87           3.91          3.93
    55           3.62          3.79           3.94          4.08           4.18           4.25          4.29
    60           3.72          3.94           4.16          4.37           4.55           4.67          4.75
    65           3.79          4.07           4.37          4.68           4.96           5.18          5.32
    70           3.85          4.17           4.55          4.97           5.39           5.75          6.00
    75           3.89          4.24           4.68          5.20           5.78           6.32          6.73
    80           3.91          4.28           4.76          5.37           6.08           6.81          7.40
85 & Over        3.92          4.31           4.81          5.47           6.28           7.15          7.91
--------------------------------------------------------------------------------------------------------------------


Figures for intermediate ages, for two males or two females will be furnished upon request.

Settlement Age: The settlement age is the payee's age nearest birthday on the date payments begin, minus an age adjustment from the table below. The age adjustment cannot exceed the age of the payee.



------------------------------------------------------------------------
     Year Payments Begin                         Age
     After           Prior To                Adjustment
------------------------------------------------------------------------
     ----            2001                        0
     2000            2026                        3
     2025            2051                        7
     2050            ----                        10
------------------------------------------------------------------------





LIFE OF           THE LIFE INSURANCE COMPANY OF VIRGINIA
VIRGINIA          VARIABLE ANNUITY APPLICATION


1 Proposed
  Annuitant   __________________________    Social Security No._________________
              Name(if no middle name,use
              NMN)

              ________________________   Date of Birth  _______________
              Street address

              _______________________    Age________
              City     State    Zip

               (   )                     Sex               __Male  __Female
              --------------------------
              Telephone



1a
 Contingent
 Annuitant
              __________________________    Social Security No._________________
              Name(if no middle name,use
              NMN)

              ________________________   Date of Birth  _______________
              Street address

              _______________________    Age________
              City     State    Zip

               (   )                     Sex               __Male  __Female
              --------------------------
              Telephone







2 Owner
                                            Taxpayer ID or
              __________________________    Social Security No._________________
              Name(if no middle name,use
              NMN)                              If applicable:

              ________________________   Date of Birth  _______________
              Street address

              _______________________    Age________
              City     State    Zip

               (   )                     Sex               __Male  __Female
              --------------------------
              Telephone



2a Joint
   Owner

                                            Taxpayer ID or
              __________________________    Social Security No._________________
              Name(if no middle name,use
              NMN)                              If applicable:

              ________________________   Date of Birth  _______________
              Street address

              _______________________    Age________
              City     State    Zip

               (   )                     Sex               __Male  __Female
              --------------------------
              Telephone



3 Beneficiary


         Primary[ ]
         __________________________               Relationship[ ]
         Name(if no middle name,use               to owner
         NMN)
                                                  Annuitant [ ]
         ________________________
         Street address

         Contingent [ ]
         __________________________               Relationship[ ]
         Name(if no middle name,use               to owner
         NMN)
                                                  Annuitant [ ]
         ________________________
         Street address



                            CHANGES IN DESIGNATIONS

The following designations may be changed by the Owner at any time, unless they are irrevocable. Check the appropriate boxes below ONLY if a designation is to become irrevocable:

[ ]Primary        [ ]Contingent      [ ]Contingent
   Beneficiary       Beneficiary        Annuitant

4 TYPE OF         [ ]Nonqualified           [ ]Qualified:
  PLAN
                   [ ]Individual      [ ]IRA(circle One):

                   [ ]Joint                      Regular payment;
                                                tax year_________
                                                Rollover
                                                Direct Transfer

                                               [ ]Simplified
                                                  Employee Pension

                                               [ ]TSA/403(b)


                                               [ ]Other

Owner:
                   [ ]Does           [ ]Does Not
                  wish to have Federal
                  Income Tax withheld from
                  surrenders or annuity
                  payments.


5 Payment
  With
  Application                $25,000
                           (initial minimum: $5,000)


6 Allocation               Investment Subdivisions
  of Purchase
  Payments             %
                  ------
  Enter a              %
                  ------
  percentage           %
                  ------
  of at                %
                  ------
  least 10%            %
                  ------
  for each             %
                  ------
  fund                 %
                  ------
  selected             %   Guarantee Account(where available)
  Percentages
  must total 100%



13371 10/90


7 Dollar-Cost     TRANSFER DOLLAR AMOUNTS FROM THE            Money Market
  Averaging       Subdivision to the following investment subdivisions according to the frequency indicated:

                  FREQUENCY         AMOUNTS          TRANSFER TO INVESTMENT
                               (must be $100 or more)        SUBDIVISIONS
                  [ ]MONTHLY (on the
                        5th of each
                    month.)         $
                                    $
                                    $
                  [ ]QUARTERLY(on the   $
                    last business      $
                    each calendar      $
                    quarter.)


I understand that the account value in my elected Money Market Subdivision must be kept at or above the account value level which will permit the dollar-cost averaging transfers requested; otherwise, these transfers will end. This request is in lieu of the requirement for individual written transfer requests. I may also change or terminate these transfers by written notice to the address below, or by telephone if a Personal Identification Number (PIN) has been issued (See
Section 8). Initials of owner:



8 Telephone  [ ]Telephone Transfer Agreement Form for assigning Personal
  Identification Transfer Number for telephone transfers is being submitted with this application. (optional)

                   [ ]Please send Telephone Transfer Agreement Form.


9 Replacement Will the proposed contract replace any existing annuity or insurance contract?
                  [ ]No      [ ]Yes (If yes, list company name, plan and year of
                                     issue.)





10 Additional
   Remarks

11 Signatures
Important       All statements made in this application are true to the best
Information.    of our knowledge and belief, and the answers to these
Please Read     questions, together with this agreement, are the basis for
Carefully.      issuing the policy. I/We agree to all terms and conditions as shown on the front and back. I/We further agree that this application shall be a part of the annuity contract, and verify our understanding that ALL PAYMENTS AND VALUES PROVIDED
                BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF
                THE SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO
                DOLLAR AMOUNT. THE OWNER ACKNOWLEDGES RECEIPT OF PROSPECTUSES
                AND ALL APPLICABLE AMENDMENTS DATED WITHIN 13 MONTHS OF THIS
                APPLICATION FOR THE SEPARATE ACCOUNT AND ALL MUTUAL FUNDS
                APPLICABLE TO THE POLICY. I/We agree that no one, except the President, the Secretary, or a Vice President of the Company can make or change any annuity.







                                                     Proposed
Dated at______________________on________,19__    Annuitant__________________
         City, State             Month,day

Witness to                                           Contingent
all signatures                                       Annuitant
Licensed Resident Agent/Broker                       (Signature required if
                                                     designates as irrevocable)

                                                  Owner
Business name or stamp                               (Signature required of
                                                     other than Proposed
                                                     Annuitant) Joint Owner
                                       21

AGENTS STATEMENT - Do you have knowledge or reason to believe that replacement of insurance is involved?
         [ ]Yes [ ]No If "Yes",explain and submit a completed replacement form where required.

                                                  Licensed Resident Agent/Broker


--------------------------------------------------------------------------------------------------------------
Agency/Brokerage and Code (Print)       Agent/Broker and Code (Print)     Agent/Broker code(Print)

--------------------------------------------------------------------------------------------------------------
Agent's/Broker Social Security/Tax      Agent's/Broker's address          Telephone Number
ID no.

--------------------------------------------------------------------------------------------------------------



                     The Life Insurance Company of Virginia
                              6610 W. Broad Street
                           Richmond, Virginia   23230

                           FLEXIBLE PREMIUM VARIABLE
                            DEFERRED ANNUITY POLICY



         * Income payments beginning at maturity
         * No dividends
         * Some benefits reflect investment results



                               THE LIFE INSURANCE
                              COMPANY OF VIRGINIA

Exhibit 4(a) Form of Policy
(ii)  Field Version

                               TABLE OF CONTENTS


Contract Specifications................................................... 3
Introduction...............................................................6
Owner, Annuitant and Beneficiary Provisions................................7
Death Provisions...........................................................8
Premium Payments...........................................................9
Monthly Income Benefit....................................................10
Account Value Benefits....................................................11
Separate Account..........................................................13
General Information.......................................................16
Optional Payment Plans....................................................17
Copies of any endorsements or riders follow page 19.


                                        WORD INDEX


Account Value  . . . . . . . . . . 11     Optional Payment Plans. . . . . .17-19
Allocation of Premiums . . . . . .  9     Owner . . . . . . . . . . . . . . .  7
Annual Statement . . . . . . . . . 16     Ownership Change  . . . . . . . . .  7
Beneficiary  . . . . . . . . . . .  7     Premiums. . . . . . . . . . . . . .  9
Beneficiary Change . . . . . . . .  7     Separate Account. . . . . . . . . . 13
Death Benefit  . . . . . . . . . .  9     Withdrawal. . . . . . . . . . . . . 11
Investment Subdivisions  . . . . . 13     Withdrawal Value. . . . . . . . . . 11
Misstatement of Age or Sex . . . . 16     Transfers . . . . . . . . . . . . . 15
Notices  . . . . . . . . . . . . . 16     Unit Value. . . . . . . . . . . . . 14

INTRODUCTION


This is a flexible premium variable deferred annuity. The initial premium payment is due on the contract date. Additional premiums may be paid at any time before the earlier of (1) the Income Date and (2) the contract anniversary on which the Annuitant attains age 86. In return for these premiums and the application, we provide certain benefits.

The contract provides a monthly income beginning on the Income Date. The amount of monthly income will depend on:

   *  the Withdrawal Value on the Income Date;
   *  the Annuitant's sex and settlement age on the Income Date; and
   *  the payment plan chosen.

Depending upon the conditions described in the Death Provisions section, this contract provides for either the payment of a death benefit or the continuation of the contract at the death of an Annuitant prior to the Income Date.

Person, as used in this contract is a human being, a trust, a corporation or any other legally recognized entity.

As used in this contract, you or yours refers to the Owner or Owners, unless the Owner is a Trust and the Trust allows the Annuitant and any Joint Annuitant to exercise ownership rights under this contract. If such is the case, then you or yours means the Annuitant and any Joint Annuitant. The Owner and the Annuitant are shown in the application.

We, us or ours refers to The Life Insurance Company of Virginia.

The Contract and Its Parts

This annuity is a legal contract. It is the entire contract between you and us. An agent cannot change this contract. Any change to it must be in writing and approved by us. Only our President or one of our Vice Presidents can give our approval. READ YOUR CONTRACT CAREFULLY.

Contract means this contract with the attached application and any endorsements. All statements in the application are considered representations and not warranties. The term "policy" means the same as, and is interchangeable with, the term "contract."

We reserve the right to amend this contract as needed to maintain its status as an annuity under the Internal Revenue Code. If the contract is amended, we will send you a copy of the amendment, together with the applicable regulation, ruling or other requirement imposed by the Internal Revenue Service which requires such amendment.

Age

Age on the contract date or on a contract anniversary prior to the date payments begin means the person's age on his or her last birthday.



Dates Used in the Contract

The contract date is the date you signed the application and paid the initial premium. The contract goes into effect on the contract date. Contract years and anniversaries for the initial premium are measured from this date. Years for determining charges related to additional premiums are measured from the date of receipt of each additional premium.

The contract reaches its maturity on the Income Date. The Income Date is the date we start to pay a monthly income to the Annuitant if still living.

OWNER, ANNUITANT AND BENEFICIARY PROVISIONS



The Owner

An Owner or Joint Owner has rights while this contract is in force, subject to the rights of any beneficiary named irrevocably, and any assignee under an assignment filed with us.

Joint Owners own the contract equally with the right of survivorship. Right of survivorship means that if a Joint Owner dies, his or her interest in the contract will pass to the surviving Joint Owner. If the surviving Joint Owner is not the decedent's spouse, distribution of contract proceeds is required by federal tax law. See Death Provisions section for distribution rules.

The Annuitant and any Joint Annuitant are the Owner(s) of the contract unless a Trust for the benefit of the Annuitant and any Joint Annuitant is named as Owner. If the Owner is a Trust and the Trust allows any person(s) other than the Trustee to exercise ownership rights under this contract, then such other person(s) must be named as the Annuitant and any Joint Annuitant.

The Annuitant

The Annuitant is the person designated to receive the monthly income benefit beginning on the Income Date. He/she is named in the application. The Annuitant's age and sex are used to determine the amount of the guaranteed monthly income payment.

Joint Annuitant

If a Joint Annuitant is named in the contract, then the Annuitant and Joint Annuitant are the persons designated to equally receive the monthly income benefit beginning on the Income Date.

Both the Annuitant's and Joint Annuitant's age and sex are used to determine the amount of the guaranteed monthly income payment. The Income Date, and the date we will no longer allow additional premium payments, are determined using the age of the older of the Annuitant and Joint Annuitant.

If a Joint Annuitant is named, unless stated otherwise, references in this contract to "Annuitant" mean both the Annuitant and Joint Annuitant.

At the first death of either the Annuitant or Joint Annuitant, the survivor becomes the Final Annuitant.

The Beneficiary

You can name Primary and Contingent Beneficiaries. Your original beneficiary choice is shown on page 3.

You may name more than one Primary or Contingent Beneficiary. If you do, any death benefit proceeds payable will be paid in equal shares to the survivors in the appropriate beneficiary class, unless you have requested otherwise.

Changing the Owner and Beneficiary

If any Owner is a Trust, you can, until the death of the Annuitant, change such Trust-Owner, if you reserved this right. The new Owner must also be a Trust for the benefit of the same Annuitant and the same Joint Annuitant, if any. Also, until the death of an Annuitant, you can change the Beneficiary if you reserved this right. A person named irrevocably may be changed only with that person's written consent. Except as just described, neither the Owner nor the Beneficiary can be changed. In addition, neither the Annuitant nor the Joint Annuitant can be changed.

To make a change, send a written request to our home office. The request and the change must be in a form satisfactory to us. The change will take effect as of the date you sign the request. The change will be subject to any payment we make before we record the change.

DEATH PROVISIONS


Designated Beneficiary

If any Annuitant dies while this contract is in force and before income payments begin, the Designated Beneficiary will be treated as the sole owner of the contract following such death, subject to the distribution rules set forth in this section. The Designated Beneficiary will be the person first listed below who is alive or in existence on the date of such death:

       (1) Final Annuitant
       (2) Primary Beneficiary(ies)
       (3) Contingent Beneficiary(ies)
       (4) Estate of the sole Annuitant (if no Joint Annuitant was named) or of the Final Annuitant.

If a Designated Beneficiary dies within seven days of the death of the Annuitant, the Designated Beneficiary's death will be treated as if it had occurred prior to the Annuitant's death.

If there is more than one Designated Beneficiary, each person's share will be treated separately for purposes of this section.

Distribution Rules

If we receive due proof of death of an Annuitant while this contract is in effect, one of the options available to the Designated Beneficiary is to cancel the contract in exchange for payment of the Death Benefit. (See the Optional Death Benefit provision for details.) If this option is not chosen while available, then one of the following distribution rules will apply.

Rule 1. If an Annuitant dies before income payments begin and the Designated Beneficiary is the surviving spouse of the deceased Annuitant, the contract will continue in force with the surviving spouse as the new Annuitant. On the surviving spouse's death, the entire interest in the contract will be paid to the Designated Beneficiary within 5 years of such spouse's death.

Rule 2. If an Annuitant dies before income payments begin and the Designated Beneficiary is not the surviving spouse of the deceased Annuitant, we will pay the Withdrawal Value in one lump sum to, or for the benefit of, the Designated Beneficiary. Instead of receiving this payment, the Designated Beneficiary may elect to:

  (a) continue the contract in force during the five year period following the date of the Annuitant's death and receive the Withdrawal Value at any time during that period by making a full or partial withdrawal(s). No premium payments will be accepted during this period. If at the end of that five year period the entire Withdrawal Value has not been paid, we will terminate the contract and pay any remaining Account Value to, or for the benefit of, the Designated Beneficiary; or


  (b) in writing within 60 days after the date of death, apply the Account Value under Optional Payment Plans 1 or 2, with the first payment to the Designated Beneficiary being made no later than one year after the date of an Annuitant's death. Payments must be made over the life of, or over a period not exceeding the life expectancy of, the Designated Beneficiary.

If the Designated Beneficiary dies before all payments have been completed, any remaining payments we make will be made to the person named in writing by the Designated Beneficiary. If no such person is named, payments will be made to the Designated Beneficiary's estate.

Rule 3. If any Annuitant or Designated Beneficiary dies on or after the date income payments begin and while this contract in force, any remaining payments due will be made at least as rapidly as under the method of distribution in effect at the time of such death.

Optional Death Benefit at Death of Annuitant

If any Annuitant dies before income payments begin and while this contract is in effect, the Designated Beneficiary may request payment of the Death Benefit . We must receive the request for payment within 60 days after we receive due proof of an Annuitant's death, and in no case later than one year after the date of death. Upon receipt of such a request, the Death Benefit will be paid in one lump sum immediately unless the Designated Beneficiary elects to apply the entire Death Benefit in accordance with Rule 2(b) in the Distribution Rules provision of this contract. If we do not receive the request within these time limits, the Withdrawal Value will be payable instead of the Death Benefit, and the entire interest in the contract must be distributed in accordance with rules set forth in the Distribution Rules provision of this contract.

During the first seven policy years, the Death Benefit will be the greater of:

 * The total of premiums paid reduced by any partial withdrawals plus their withdrawal charges; or
 * The Account Value on the date we receive proof of the Annuitant's death or, if later, the date of your request.

During any subsequent seven year period, the Death Benefit will be the greater of:

 * The Death Benefit on the last day of the previous seven year period, plus any premiums paid since then, reduced by any partial withdrawals plus their withdrawal charges since then; or
 * The Account Value on the date we receive proof of the Annuitant's death or, if later, the date of your request.

If the Death Benefit is paid, the contract and all further obligations under it will terminate.

PREMIUM PAYMENTS


The initial premium is due on the contract date.

Additional Premium Payments

You may make additional premium payments at any time before the earlier of (1) the date which is ten years preceding the Income Date and (2) the contract anniversary on which the Annuitant attains age 86. Each additional premium payment must be at least $1,000.

When and Where to Pay Premiums

Each premium is payable in advance. Make any checks or money orders payable to Life of Virginia.




Allocation of Premiums

You may allocate premiums to one or more Investment Subdivisions of the Separate Account, up to the maximum number shown on page 4. The portion of each premium allocated to any particular Investment Subdivision must be at least 10%. Premiums will initially be allocated in accordance with the allocations requested in the application.

You may change the allocation of later premiums at any time, without charge, by sending a written notice to us at our home office. The allocation will apply to premiums received after we record the change.

MONTHLY INCOME BENEFIT


We will pay a monthly income to the Annuitant for a guaranteed minimum period beginning on the Income Date. The monthly income will be a variable income payment similar to that described in the provision titled "Variable Income Options" under the Optional Payment Plans section. Payments will be made under a Life Income with 10 Years Certain plan, unless you choose otherwise.

Under the Life Income 10 Years Certain plan, income payments will continue for the lifetimes of the Annuitant or any Joint Annuitant. If the Annuitant and any Joint Annuitant die before the end of ten years, the remaining payments for the guaranteed ten year period will be discounted at the same rate used to calculate the income payment. The discounted amount will be paid in one sum.

Prior to the Income Date, you may choose to change the payment plan by written request. If you do choose a different plan, the amount of the income payment will reflect the plan chosen. You may elect to receive the Withdrawal Value in a lump sum instead of receiving income payments. If we pay the Withdrawal Value, we will have no further obligation under the contract.

Income Date

Unless a different date is chosen on the application, the Income Date is the contract anniversary that the Annuitant reaches age 90. The Income Date is the date we start to pay a monthly income to the Annuitant if still living. You may change the Income Date to any date at least ten years after the date of the last premium payment. To make a change, send us written notice before the Income Date then in effect.


If you change the Income Date, the Income Date will then mean the Income Date you selected. You may pay premiums until the date which is ten years preceding the newly selected Income Date unless that right has been terminated by the provisions of this policy. The term "maturity date" means the same as, and is interchangeable with, the term "income date."

How We Determine Monthly Income

The initial income payment under the automatic payment plan, payable monthly, is calculated by multiplying (a) times (b) divided by (c) where:
  (a) is the monthly payment rate per $1000, shown under Optional Payment Plan 1 (Plan 5 for Joint Annuitants) using the sex(es) and settlement age(s) of the Annuitant(s) on the Income Date;
  (b) is the Withdrawal Value on the Income Date; and
  (c) is $1,000.

Annuity payments will be made monthly unless quarterly, semi-annually or annual payments are chosen by written request. However, if any payment made more frequently than annually would be or becomes less than $100, we reserve the right to reduce the frequency of payments to an interval that would result in each payment being at least $100. If the annual payment payable at maturity is less than $20.00, we will pay the Withdrawal Value and the contract will terminate effective as of the Income Date.

ACCOUNT VALUE BENEFITS


The Account Value of the contract is equal to the account value allocated to the Investment Subdivisions of the Separate Account.

On the date the initial premium is received and accepted, the Account Value equals the initial premium. At the end of each valuation period after such date, the Account Value allocated to each Investment Subdivision of the Separate Account is (a) plus (b) plus (c) minus (d) minus (e), where:
   (a) is the Account Value allocated to the Investment Subdivision at the end of the preceding valuation period, multiplied by the Investment Subdivision's Net Investment Factor for the current period;
   (b) is premium payments received during the current valuation period;
   (c) is any other amounts transferred into the Investment Subdivision during the current valuation period;
   (d) is Account Value transferred out of the Investment Subdivision during the current valuation period;
   (e) is any partial withdrawal made from the Investment Subdivision during the current valuation period.

In addition, whenever a valuation period includes the contract anniversary day, the Account Value at the end of such period is reduced by the annual contract maintenance charge allocated to the Account Value in the Investment Subdivision for that contract anniversary day.

Annual Contract Maintenance Charge

There will be a charge made each year for maintenance of the contract. This charge is made once for each contract year against the Account Value allocated to the Separate Account. The charge for a contract year will be made at the earlier of the next contract anniversary or the date of a full withdrawal. The amount of this charge is $25.00. We will waive this charge if the Account Value exceeds $75,000 at the time the charge is due.

The annual contract maintenance charge will be allocated among the Investment Subdivisions of the Separate Account in the same proportion that the contract's Account Value in each Investment Subdivision bears to the total Account Value in all Investment Subdivisions at the beginning of the contract month. Other allocation methods may be available on request.

Withdrawals

You can make a full or partial withdrawal from this contract by sending a written request to our home office. We must receive the request before income payments begin. You may be required to pay a withdrawal charge. The charge will be deducted from the amount withdrawn. When used in connection with this contract, the term "surrender" means the same as the term "withdrawal."



Full Withdrawal. You must send us your contract with your request for full withdrawal. The amount payable is the Withdrawal Value. The Withdrawal Value of this contract is the Account Value on the date we receive your written request for withdrawal in our home office, less any withdrawal charge.

Partial Withdrawal. You may make a partial withdrawal from the Account Value of this contract at any time. We will not permit the amount of a partial withdrawal to be less than $500 or to reduce the Account Value to less than $5000. The amount payable will be the amount of the partial withdrawal less any withdrawal charge.

You may tell us how to deduct the partial withdrawal from the Investment Subdivisions of the Separate Account. If you do not, the partial withdrawal will be deducted from each Investment Subdivision in the same proportion that the contract's Account Value in that Investment Subdivision bears to the total Account Value in all Investment Subdivisions on the date we receive the request in our home office.

Withdrawal Charge

All or part of the amount withdrawn may be subject to a withdrawal charge. The amount subject to a charge is the lesser of (a) or (b), where:

  (a) is the amount withdrawn;
  (b) is the total premiums, less the total of all surrender amounts previously allocated to premium payments.

The withdrawal charge will be the applicable percentage(s) of the amount subject to a charge. For purposes of determining the applicable percentage(s), withdrawal amounts that are subject to a charge will be allocated to remaining premium payments in the order that the premium payments were received. Remaining premium payments are the premium payments, less the amount of any withdrawals previously allocated to them. The applicable percentage for each premium payment is found below in the Table of Withdrawal Charges next to the number representing the number of full and partially completed years since the premium payment.

                Table of Withdrawal Charges

        Year               Withdrawal Charge Percentage
         1                                  6
         2                                  6
         3                                  5
         4                                  5
         5                                  5
         6                                  4
         7                                  2
    Year 8 and later                        0


Reduced Charges on Certain Withdrawals. Withdrawal charges will be reduced for the first withdrawal in each contract year. If the first withdrawal of the contract year is a partial withdrawal of 10% of the Account Value, or less, the amount withdrawn will not be subject to a charge.

If the first withdrawal of the contract year is a full withdrawal, or a partial withdrawal of more than 10% of the Account Value, the amount of the withdrawal that is subject to a charge will be reduced by 10% of the Account Value.

There will be no withdrawal charge if you choose one of the following Optional Payment Plans:
   * Plan 1;
   * Plan 2 for a period of 5 or more years;
   * Plan 5.

Waiver of Withdrawal Charges in the Event of Hospital or Nursing Facility Confinement

We will waive the withdrawal charges otherwise applicable to a full withdrawal or one or more partial withdrawals occurring before income payments begin if:
  * An Annuitant is, or has been confined to a state licensed or legally operated hospital or inpatient nursing facility for at least 30 consecutive days; and
  * Such confinement begins at least one year after the contract date; and
  * An Annuitant was age 80 or younger on the contract date; and
  * The request for the full or partial withdrawal, together with proof of such confinement, is received in the Home Office while an Annuitant is confined or within 90 days after discharge from the facility.

For purposes of this provision, Annuitant means either the Annuitant, Joint Annuitant or Final Annuitant, whichever is applicable.

Postponement of Payments

We will usually pay any amounts payable as a result of full or partial withdrawals within seven days after we receive written request in our home office, in a form satisfactory to us. We will usually pay any proceeds payable as a result of death within seven days after we receive due proof of death. Payment of any amount payable on full withdrawal, partial withdrawal or death may be postponed whenever:

   * the New York Stock Exchange is closed other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission; or
   * the Securities and Exchange Commission by order permits postponement for the protection of contractowners; or
   * an emergency exists, as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practical or it is not reasonably practical to determine the value of net assets of the Separate Account.

We have the right to defer payment which is derived from any amount recently paid to us by check or draft, until we are satisfied the check or draft has been paid by the bank on which it is drawn.





SEPARATE ACCOUNT


Separate Account 4 will be used to support the operation of this contract and certain other variable annuity policies we may offer. We will not allocate assets to the Separate Account to support the operation of any contracts or policies that are not variable annuities.

We own assets in the Separate Account. However, these assets are not part of our general account. Income, gains and losses, whether or not realized, from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to laws of the Commonwealth of Virginia which regulates the operations of insurance companies incorporated in Virginia. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the Commonwealth of Virginia. The approval process is on file with the Insurance Commissioner in the state in which this contract was delivered.

The Separate Account is divided into Investment Subdivisions. The Investment Subdivisions are listed on page 4. We reserve the right to remove any Investment Subdivision of the Separate Account, or to add new Investment Subdivisions. Each Investment Subdivision of the Separate Account will invest in shares of a mutual fund, or of a portfolio of a series type of mutual fund listed on page 4. You determine the percentage of premiums which will be allocated to each Investment Subdivision.

The Owner will share only the income, gains and losses of the Investment Subdivisions to which his/her premium payments have been allocated.

The portion of the assets of the Separate Account which equals the reserves and other contract liabilities of the policies which are supported by the Separate Account will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our general account any assets of the Separate Account which are in excess of such reserves and other contract liabilities.

We also have the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a mutual fund portfolio that are held by the Separate Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any portfolio, and to substitute shares of another portfolio, if the shares of the portfolio are no longer available for investments, or if in our judgment further investment in the portfolio should become inappropriate in view of the purposes of the Separate Account. In the event of any substitution or change, we may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

We also reserve the right to transfer assets of the Separate Account, which we determine to be associated with the class of policies to which this contract belongs, to another separate account. If this type of transfer is made, the term Separate Account, as used in this contract, shall then mean the Separate Account to which the assets were transferred.

When permitted by law, we also reserve the right to:
  (a) deregister the Separate Account under the Investment Company Act of 1940;
  (b) manage the Separate Account under the direction of a committee;
  (c) restrict or eliminate any voting rights of Owners, or other persons who have voting rights as to the Separate Account; and
  (d) combine the Separate Account with other accounts.

We will value the assets of the Separate Account each business day.

We will value the assets in the Separate Account at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

Unit Value

Each Investment Subdivision has a Unit Value. When premiums or other amounts are transferred into an Investment Subdivision, a number of Units are purchased based on the subdivision's Unit Value for the valuation period during which the transfer is made. When amounts are transferred out of an Investment Subdivision, Units are redeemed in a similar manner. The Unit Value for a valuation period applies to each day in the period. Before income payments begin, Unit Values are referred to as Accumulation Unit Values. Once income payments have begun, they are referred to as Annuity Unit Values.

For each Investment Subdivision, the Accumulation Unit Value for the first valuation period was $10. The Accumulation Unit Value for each subsequent period is the Net Investment Factor for that period, multiplied by the Accumulation Unit Value for the immediately preceding period.

For each Investment Subdivision, the Annuity Unit Value for the first valuation period was $10. The Annuity Unit Value for each subsequent period is (a) times
(b) times (c), where:
   (a) is the Net Investment Factor for that period;
   (b) is the Annuity Unit Value for the preceding period; and
   (c) is the investment result adjustment factor for that period.

The investment result adjustment factor recognizes an assumed interest rate of 3% per year used in determining the income payment amounts and is equal to
0.99991902 daily.

Each valuation period includes a business day and any non-business day or consecutive non-business days immediately preceding it. Assets are valued at the close of the business day. A business day is any day the New York Stock Exchange is open for trading, or any day in which there is a material change in the value of the assets in the Separate Account.



Each Investment Subdivision has its own Net Investment Factor. In the following definition, "assets" refers to the assets in each Investment Subdivision. "Any amount charged against the Separate Account" refers to those amounts that are allocated to each Investment Subdivision.

The Net Investment Factor for a valuation period is (a) divided by (b), minus
   (c), where:
   (a) is (1) the value of the assets at the end of the preceding valuation period, plus (2) the investment income and capital gains, realized or unrealized, credited to those assets at the end of the valuation period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against those assets during the valuation period, minus (4) any amount charged against the Separate Account for taxes, or any amount we set aside during the valuation period as a provision for taxes attributable to the operation or maintenance of the Separate Account; and
  (b) is the value of the assets at the end of the preceding valuation period;
  and
  (c) is a factor representing a charge for mortality and expense risks we assume and a charge for administrative expenses. The annual rate for these charges is 1.25% and 0.15%, respectively.

Transfers Before Income Payments Begin

You may transfer amounts among the Investment Subdivisions of the Separate Account by sending a written request to us at our home office. The first transfer in each calendar month will be made without a transfer charge. A transfer charge will be imposed for each subsequent transfer in a calendar month. The amount of the transfer charge is $10.00. When we make transfers, the Account Value on the date of the transfer will not be affected by the transfer except to the extent of the transfer charge. The transfer charge will be taken from the amount transferred.

We reserve the right to limit, upon written notice, the number of transfers to twelve each calendar year or, if it is necessary for the contract to continue to be treated as an annuity contract by the IRS, a lower number. Also, we reserve the right to refuse to execute any transfer if any of the Investment Subdivisions which would be affected by the transfer is unable to purchase or redeem shares of the mutual fund in which the Investment Subdivision invests. The transfer will be effective as of the end of the valuation period during which we receive your request at our home office. If the amount of your Account Value remaining in an Investment Subdivision after the transfer is less than $100, we will transfer the amount remaining in addition to the amount requested. We will not allow a transfer into any Investment Subdivision unless the Account Value of that Investment Subdivision after the transfer is at least $100.

Transfers After Variable Income Payments Begin

If income payments are made under one of the Variable Income Options you may transfer Annuity Units among the Investment Subdivisions of the Separate Account by sending a written request to us at our home office. You may make one transfer in each calendar year. We reserve the right to limit the number of transfers if it is necessary for the contract to continue to be treated as an annuity contract by the IRS. Also, we reserve the right to refuse to execute any transfer if any of the Investment Subdivisions that would be affected by the transfer is unable to purchase or redeem shares of the mutual fund in which the Investment Subdivision invests. If the number of annuity units remaining in an Investment Subdivision after the transfer is less than 1, we will transfer the amount remaining in addition to the amount requested. We will not allow a transfer into any Investment Subdivision unless the number of annuity units of that Investment Subdivision after the transfer is at least 1. No transfer charge is imposed for transfers of annuity units. The amount of the income payment as of the date of the transfer will not be affected by the transfer.

GENERAL INFORMATION



Annual Statement

Within 30 days after each contract anniversary, we will send you an annual statement. The statement will show the Account Value and Withdrawal Value as of the contract anniversary. The statement will also show premiums paid and charges made during the contract year.

Calculation of Values

If the Net Investment Factor is always equivalent to an effective annual interest rate of 4%, the account values in this contract will always at least equal the account values required of an equivalent general account contract by the law where this contract was delivered.

A detailed statement of how we calculate the values in this contract has been filed with the insurance department where this contract was delivered.

Evidence of Death, Age, Sex or Survival

We will require proof of death before we act on contract provisions relating to death of any person or persons. We may also require proof of the age, sex or survival of any person or persons before we act on any contract provision dependent upon age, sex or survival.

Governmental Charges

We reserve the right to reduce the values in this contract by the amount of any charges imposed on us by federal, state or local governments if such charges are directly related to your contract or its premium payments.

Incontestability

We will not contest this contract.

Misstatement of Age or Sex

If an Annuitant's age or sex was misstated in the application, any contract benefits or proceeds, or the availability thereof, will be determined using the correct age and sex.

Nonparticipating

This contract is nonparticipating.  No dividends are payable.

Written Notice

Any written notice to us should be sent to our home office at 6610 West Broad Street, Richmond, Virginia, 23230. Please include the contract number and the Annuitant's full name.

Any notice we send you will be sent to your address shown in the application unless you request that notices be sent to a new address. You should request an address change form if you move.

OPTIONAL PAYMENT PLANS


Proceeds payable on the Income Date will be paid as described in the Monthly Income Benefit section. Death and withdrawal proceeds will be paid in one sum. Subject to the rules stated below, however, any part of death or withdrawal proceeds can be left with us and paid under a payment plan. Any proceeds you choose to leave with us will be applied to calculate your income. During the Annuitant's life you can choose a plan. The Designated Beneficiary can choose a plan at the death of the Annuitant if one has not been chosen.

There are several important payment plan rules:

   * Our consent must be obtained prior to selecting an optional payment plan if the payee is not a natural person.
   * Payment made under an Optional Payment Plan at the death of the Owner, Joint Owner or Annuitant must conform with the rules in the Death Provisions, including the Payment of Benefits section.
   * If you change a beneficiary, your plan selection will no longer be in effect unless you request that it continue.
   * Any choice or change of a plan must be sent in writing to our home office.
   * The amount of each payment under a plan must be at least $100.
   * Payments under a Fixed Income option will begin on the date we receive proof of the Annuitant's death, on full withdrawal, or on the contract's Income Date.
   * Payments under a Variable Income option will begin within seven days after the date payments would begin under the corresponding fixed option.
   * Payments under Plan 4 will begin at the end of the first interest period after the date proceeds are otherwise payable.

Fixed Income Options

Optional Payment Plans 1 through 5 are available as Fixed Income Options. Any amount left with us under a Fixed Income option will be transferred to our general account. Payments made will equal or exceed those required by the state where this contract is delivered.

Variable Income Options

Optional Payment Plans 1 and 5 are available as Variable Income Options. This means that income payments, after the first, will reflect the investment experience of the Investment Subdivisions of the Separate Account.

Proceeds may be allocated to one or more Investment Subdivisions of the Separate Account. The first income payment is determined by the Plan chosen and the amount of proceeds applied to the Plan. The dollar amount of subsequent income payments is determined by means of Annuity Units.

The number of Annuity Units for an Investment Subdivision will be determined at the time income payments begin and will remain fixed unless transferred (as shown below). The number of Annuity Units for an

Investment Subdivision is (a) divided by (b), where:
  (a) is the portion of the first income payment allocated to that Investment Subdivision; and
  (b) is the Annuity Unit Value for that Investment Subdivision seven days before the income payment is due.

After the first income payment, each subsequent income payment is a dollar amount equal to the sum of the income payment amounts for each Investment Subdivision. The income payment amount for an Investment Subdivision is the number of Annuity Units for that Investment Subdivision times the Annuity Unit Value for that Investment Subdivision seven days before the payment is due.

Annuity Units may be transferred upon request. The number of Annuity Units for the new Investment Subdivision is (a) times (b), divided by (c), where:
   (a) is the number of Annuity Units for the current Investment Subdivision;
   (b) is the Annuity Unit Value for the current Investment Subdivision; and (c) is the Annuity Unit Value for the new Investment Subdivision.

Payment Plans

The fixed income options are shown below. Variable income options, if applicable, have the same initial payment as the corresponding fixed option. The monthly payment rate per $1000, as shown in the Plan 1 and Plan 5 Tables, is based on the 1983 Table `a', using 3% interest.

Plan 1. Life Income with Period Certain. We will make equal monthly payments for a guaranteed minimum period. If the payee lives longer than the minimum period, payments will continue for his or her life. The minimum period can be 10, 15 or 20 years. Payments will be according to the table below. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the payee dies before the end of the guaranteed period, the amount of remaining payments for the minimum period will be discounted at the same rate used in calculating income payments. Discounted means we will deduct the amount of interest each remaining payment would have earned had it not been paid out early. The discounted amounts will be paid in one sum to the payee's estate unless otherwise provided.



                               Plan 1 Table

Monthly payment rates for each $1,000 of proceeds under Plan 1.
--------------------------------------------------------------------------
Settlement    Male Payee                            Female Payee
Age
            --------------------------------------------------------------------------
              10 Years     15 Years    20 Years     10 Years     15 Years    20 Years
              Certain      Certain     Certain      Certain      Certain     Certain
--------------------------------------------------------------------------------------
   20         $2.90        $2.89       $2.89        $2.80        $2.80       $2.80
   25          2.99         2.98        2,98         2.88         2.87        2.87
   30          3.10         3.10        3.09         2.96         2.96        2.96
   35          3.24         3.24        3.23         3.08         3.07        3.07
   40          3.43         3.41        3.39         3.22         3.21        3.20
   45          3.66         3.64        3.60         3.40         3.39        3.37
   50          3.95         3.91        3.85         3.63         3.61        3.59
   51          4.02         3.97        3.91         3.68         3.66        3.63
   52          4.09         4.04        3.96         3.74         3.72        3.68
   53          4.16         4.11        4.02         3.80         3.77        3.74
   54          4.24         4.18        4.08         3.86         3.83        3.79
   55          4.32         4.25        4.15         3.93         3.90        3.85
   56          4.41         4.33        4.21         4.00         3.96        3.91
   57          4.50         4.41        4.28         4.07         4.03        3.97
   58          4.60         4.49        4.34         4.15         4.10        4.03
   59          4.70         4.58        4.41         4.23         4.18        4.10
   60          4.81         4.67        4.48         4.32         4.26        4.17
   61          4.92         4.77        4.55         4.42         4.35        4.24
   62          5.04         4.86        4.62         4.52         4.43        4.31
   63          5.17         4.96        4.69         4.62         4.53        4.39
   64          5.30         5.06        4.76         4.73         4.62        4.46

--------------------------------------------------------------------------------------

                               Plan 1 Table

Monthly payment rates for each $1,000 of proceeds under Plan 1.
---------------------------------------------------------------------------------------
Settlement    Male Payee                            Female Payee
Age
            ---------------------------------------------------------------------------
              10 Years     15 Years     20 Years    10 Years     15 Years     20 Years
              Certain      Certain      Certain     Certain      Certain      Certain
 --------------------------------------------------------------------------------------
   65         $5.44        $5.17        $4.83       $4.85        $4.72        $4.54
   66          5.58         5.28         4.89        4.97         4.83         4.62
   67          5.74         5.38         4.96        5.10         4.93         4.69
   68          5.89         5.49         5.02        5.24         5.04         4.77
   69          6.05         5.60         5.08        5.39         5.16         4.84
   70          6.22         5.70         5.13        5.55         5.28         4.92
   71          6.39         5.81         5.18        5.71         5.39         4.99
   72          6.57         5.91         5.23        5.88         5.51         5.05
   73          6.75         6.01         5.27        6.06         5.63         5.12
   74          6.93         6.10         5.31        6.25         5.75         5.17
   75          7.12         6.19         5.35        6.44         5.87         5.22
   76          7.30         6.28         5.38        6.64         5.98         5.27
   77          7.49         6.35         5.40        6.85         6.09         5.31
   78          7.67         6.43         5.42        7.06         6.19         5.35
   79          7.85         6.49         5.44        7.27         6.28         5.38
   80          8.02         6.55         5.46        7.48         6.37         5.41
   81          8.18         6.61         5.47        7.68         6.45         5.43
   82          8.34         6.65         5.48        7.88         6.52         5.45
   83          8.49         6.69         5.49        8.08         6.58         5.47
   84          8.63         6.73         5.50        8.26         6.63         5.48
   85&Over     8.76         6.76         5.50        8.43         6.68         5.49

-------------------------------------------------------------------------------------------


   Values for ages not shown will be furnished upon request.

Plan 2. Income for a Fixed Period. We will make equal periodic payments for a fixed period, not longer than 30 years. Payments can be annual, semi-annual, quarterly or monthly. Payments will be made according to the table below. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest and the amount of any payment. If the payee dies, the amount of the remaining guaranteed payments will be discounted to the date of the payee's death at the same rate used in calculating income payments. The discounted amount will be paid in one sum to the payee's estate unless otherwise provided.


                            Plan 2 Table
Monthly payment rates for each $1,000 of proceeds under Plan 2.
--------------------------------------------------------------------------------
Years           1           2          3            4          5          6
Payable
--------------------------------------------------------------------------------
Monthly      $84.47      $42.86     $28.99      $22.06      $17.91     $15.14
Payment
--------------------------------------------------------------------------------
Years           16          17         18          19          20         21
Payable
--------------------------------------------------------------------------------
Monthly      $6.53       $6.23      $5.96       $5.73       $5.51      $5.32
Payment
--------------------------------------------------------------------------------

                            Plan 2 Table
Monthly payment rates for each $1,000 of proceeds under Plan 2.
--------------------------------------------------------------------------------------------------------------------
Years             7          8           9           10        11         12         13           14        15
Payable
--------------------------------------------------------------------------------------------------------------------
Monthly        $13.16     $11.68      $10.53      $9.61     $8.86      $8.24      $7.71       $7.26       $6.87
Payment
--------------------------------------------------------------------------------------------------------------------
Years             22        23          24          25        26         27          28         29          30
Payable
--------------------------------------------------------------------------------------------------------------------
Monthly        $5.15      $4.99       $4.84       $4.71     $4.59      $4.47      $4.37       $4.27       $4.18
Payment
--------------------------------------------------------------------------------------------------------------------
  Annual, semi-annual or quarterly payments are determined by multiplying the monthly payment by 11.838, 5.963 or 2.992, respectively.


Plan 3. Income of a Definite Amount. We will make equal periodic payments of a definite amount. Payments can be annual, semi-annual, quarterly or monthly. The amount paid each year must be at least $120 for each $1,000 of proceeds. Payments will continue until the proceeds are exhausted. The last payment will equal the amount of any unpaid proceeds. Unpaid proceeds will earn interest at 3% compounded yearly. We may increase the interest rate. If we do, the payment period will be extended. If the payee dies, the amount of the remaining proceeds with earned interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 4. Interest Income. We will make periodic payments of interest earned from the proceeds left with us. Payments can be annual, semi-annual, quarterly or monthly, and will begin at the end of the first period chosen. Proceeds left under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the payee dies, the amount of remaining proceeds and any earned but unpaid interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 5. Joint Life and Survivor Income. We will make equal monthly payments to two payees for a guaranteed minimum of 10 years. Each payee must be at least 35 years old when payments begin. The guaranteed amount payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. Payments will continue as long as either payee is living. If both payees die before the end of the minimum period, the amount of the remaining payments for the 10 year period will be discounted at the same rate used in calculating the monthly income. The discounted amount will be paid in one sum to the survivor's estate unless otherwise provided.


                              Plan 5 Table

Monthly payment rates for each $1,000 of proceeds under Plan 5.
-------------------------------------------------------------------------------------------------------------
Male Settlement                                                                   Female Settlement Age

                ---------------------------------------------------------------------------------------------
    Age              35            40           45            50             55            60             65
-------------------------------------------------------------------------------------------------------------
    35             $2.95         $3.00        $3.06         $3.11          $3.15         $3.18          $3.20
    40              2.98          3.06         3.13          3.20           3.26          3.31           3.35
    45              3.01          3.10         3.20          3.30           3.39          3.46           3.53
    50              3.03          3.14         3.25          3.38           3.51          3.63           3.73
    55              3.04          3.16         3.30          3.45           3.62          3.79           3.94
    60              3.05          3.18         3.33          3.51           3.72          3.94           4.16
    65              3.06          3.19         3.36          3.56           3.79          4.07           4.37
    70              3.07          3.20         3.37          3.59           3.85          4.17           4.55
    75              3.07          3.21         3.38          3.61           3.89          4.24           4.68
    80              3.07          3.21         3.39          3.62           3.91          4.28           4.76
 85 & Over          3.07          3.22         3.39          3.62           3.92          4.31           4.81

-------------------------------------------------------------------------------------------------------------
                              Plan 5 Table

Monthly payment rates for each $1,000 of proceeds under Plan 5.
------------------------------------------------------------------
Male Settlement                    Female Settlement Age

------------------------------------------------------------------
    Age         70             75             80       85 & Over
------------------------------------------------------------------

    35       $3.22          $3.23          $3.24         $3.24
    40        3.38           3.40           3.41          3.42
    45        3.58           3.61           3.64          3.65
    50        3.81           3.87           3.91          3.93
    55        4.08           4.18           4.25          4.29
    60        4.37           4.55           4.67          4.75
    65        4.68           4.96           5.18          5.32
    70        4.97           5.39           5.75          6.00
    75        5.20           5.78           6.32          6.73
    80        5.37           6.08           6.81          7.40
 85 & Over    5.47           6.28           7.15          7.91

-------------------------------------------------------------------


Figures for intermediate ages, for two males or two females will be furnished upon request.

Settlement Age: The settlement age is the payee's age nearest birthday on the date payments begin, minus an age adjustment from the table below. The age adjustment cannot exceed the age of the payee.

---------------------------------------------------------------
       Year Payments Begin                          Age
     After             Prior To                  Adjustment
---------------------------------------------------------------
     ----              2001                           0
     2000              2026                           3
     2025              2051                           7
     2050              ----                           10
---------------------------------------------------------------

                               EXHIBIT (4)(b)(ii)

                                IRA ENDORSEMENT

                               ENDORSEMENT

In order to qualify this contract as an Individual Retirement Annuity under
Section 408 of the Internal Revenue Code of 1986, as amended, (hereafter referred to as The Code), the following provisions and restrictions are hereby made applicable, notwithstanding any provisions to the contrary contained in the policy. In the case of a conflict between the policy and the endorsement, the endorsement overrides the policy.

ARTICLE 1 - Non-Transferability and Non-Forfeitability

The owner may not change the ownership of the policy and the policy may not be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to anyone. The owner's rights shall at all times be non-forfeitable.

ARTICLE 2 - Premium Limitation

Except in the case of a rollover contribution, as that term is described in
Section 402(a)(5), 402(a)(6), 402(a)(7); 403(a)(4), 403(b)(8), or 408(d)(3) of
The Code, or a direct transfer from one Individual Retirement Annuity issued by the Company to another Individual Retirement Annuity issued by the Company, no premiums will be accepted unless they are in cash, and the total of such premiums shall not exceed $2000 for any taxable year. If the premium consists entirely of an employer contribution under a simplified employee pension, as such is defined in Section 408(k) of The Code, the maximum amount of premium stated in paragraph 1 of this article shall be increased by the amount of this limitation in effect under section 415(c)(1)(A) of The Code.

The minimum premium required for each additional premium payment under this IRA is $50. The sentence stating that "Each additional premium payment must be at least $1,000" found in the Premium Payments section of the policy is deleted.

ARTICLE 3 - Refund of Premiums

Any refund of premiums (other than those attributable to excess contributions) will be applied towards the payment of future premiums or the purchase of additional benefits before the close of the calendar year following the year of the refund.

ARTICLE 4 - Distributions Before Death Of The Owner

Federal tax law requires that minimum distributions from individual retirement arrangements, including Individual Retirement Annuities, begin not later than April 1 of the calendar year following the year in which the owner attains age 70 1/2. In order to comply with this requirement, the Surrender Value of this annuity may be distributed as a lump sum or may be distributed in equal or substantially equal amounts over (a) the life of the owner, or the lives of the owner and a designated beneficiary, or (b) a period certain not extending beyond the life expectancy of the owner, or the joint life expectancy of the owner and a designated beneficiary.

If distributions are to be made to the owner in the manner described in (a) or
(b) of this Article, the amount to be distributed each year, beginning with the first calendar year for which distributions are required and then for each succeeding calendar year, shall not be less than the quotient obtained by the dividing the Surrender Value as of the beginning of each year by the lesser of
(1) the applicable life expectancy or (2) if the owner's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. For purposes of this calculation only, "Surrender Value at the beginning of each year" will include amounts not in this Individual Retirement Annuity at the beginning of the year because they have been withdrawn for the purpose of making a rollover contribution to another individual retirement plan. Distributions after the death of the owner shall be distributed using the applicable life expectancy as the relevant divisor without regard to Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the owner by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the owner and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated, instead life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this annity shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the retulations thereunder.

ARTICLE 5 - Distributions Upon Death Of The Owner

If the owner dies after distribution of his or her interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the owner's death.

If the owner dies before distribution of his or her interest commences, the owner's entire interest will be distributed in accordance with one of the following four provisions: (a) The owner's entire interest will be paid within five years after the owner's death. (b) If the owner's interest is payable to a designated beneficiary and the owner has not elected (a) above, then the entire interest will be distributed in substantially equal installments over the life or life expectancy of the designated beneficiary commencing no later than one year after the date of the owner's death. The designated beneficiary may elect at any time to receive greater payments to the extent of payments guaranteed to be made. (c) If the designated beneficiary is the owner's surviving spouse, the spouse may elect within the five year period commencing with the owner's date of death to receive equal or substantially equal payments over the life or life expectancy of the surviving spouse commencing at any date prior to the date on which the deceased owner would have attained age 70 1/2. The surviving spouse may increase the frequency or amount of these payments at any time to the extent of any payments guaranteed to be made. (d) If the designated beneficiary is the owner's surviving spouse, the spouse may treat the contract as his or her own individual retirement annuity. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the contract, makes a rollover to or from such contract, or fails to elect any of the above three provisions.

For purposes of this Article 5, payments will be calculated by use of he expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancy will be calculated at the time payment first commences and payments for any 12-consecutive month period will be based on such life expectancy minus the number of whole years passed since distribution first commenced.

Any amount paid to a child of the owner will be treated as if it had been paid to the surviving spouse if the remainder of the interest becomes payable to the surviving spouse when the child reaches the age of majority.

ARTICLE 6 - Applicant

The applicant for the policy is the owner/annuitant of the policy. This policy is established for the exclusive benefit of the owner(s) or his or her beneficiaries.

ARTICLE 7 - Annual Reports

The Company will furnish annual calendar year reports concerning the status of the annuity.

ARTICLE 8 - Amendments

The Company shall have the right, solely at its discretion, to amend any and all provisions of the policy in order to maintain qualification of the policy as an Individual Retirement Annuity under Section 408 of The Code. Such endorsement will be effective with respect to the annuitant and this policy upon receipt by the owner. The owner has the right to refuse to accept any amendment; however, the Company shall not be held liable for any such tax consequences incurred by the owner as a result of his or her refusal to accept such amendment.

For THE LIFE INSURANCE COMPANY OF VIRGINIA





                                                     Paul E. Rutledge, III
                                                     President

                           EXHIBIT (4)(b)(iii)

                           PENSION ENDORSEMENT



                                  ENDORSEMENT



In order to use this contract under the Internal Revenue Code of 1986, as amended, (hereafter referred to as The Code), the following provisions and restrictions are hereby made applicable, notwithstanding any provisions to the contrary contained in the policy.

Non-Transferability

The owner may not change the ownership of the policy and the policy may not be sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to anyone other than The Life Insurance Company of Virginia unless the owner is the trustee of an employee trust qualified under The Code. The purpose of this provision is to qualify the annuity under Section 401(g) of The Code, and it shall be so construed.

Monthly Income Benefit

We will make monthly payments to the annuitant for a guaranteed period. If the annuitant dies before the end of the guaranteed minimum period, the remaining payments will be discounted at the same rate used to calculate the monthly income. The discounted amount will be paid in one sum to the annuitant's estate unless otherwise provided.

Optional Payment Plans

We will make payments that do not depend on the sex of the annuitant. New monthly payment rates for the Life Income plan or the Joint Life and Survivor Income plan are contained in this endorsement.

Settlement Age: The settlement age is the payee's age nearest birthday on the date payments begin, minus an age adjustment from the table below. The age adjustment cannot exceed the age of the payee.

----------------------------------------------------------------------------
Year Payments Begin                    Age
After           Prior To            Adjustment
----------------------------------------------------------------------------
----          2001                      0
2000          2026                      3
2025          2051                      7
2050          ----                      10
----------------------------------------------------------------------------



                           LIFE INCOME PLAN TABLE


Monthly Payment Rates for each $1000 of proceeds


-------------------------------------------------------------------------------------------
Age         10          15         20          Age         10         15          20
            Years       Years      Years                   Years      Years       Years
            Certain     Certain    Certain                 Certain    Certain     Certain

-------------------------------------------------------------------------------------------
20          $2.82       $2.82      $2.82       55          $4.00      $3.96       $3.90
25           2.90        2.89       2.89       56           4.07       4.03        3.96
30           2.99        2.99       2.98       57           4.15       4.10        4.03
35           3.11        3.10       3.10       58           4.23       4.18        4.09
40           3.26        3.25       3.24       59           4.32       4.25        4.16
45           3.45        3.43       3.42       60           4.41       4.34        4.23
50           3.59        3.67       3.64       61           4.51       4.42        4.30
51           3.74        3.72       3.68       62           4.61       4.51        4.37
52           3.80        3.78       3.74       63           4.72       4.61        4.44
53           3.87        3.84       3.79       64           4.83       4.70        4.52
54           3.93        3.90       3.85       65           4.95       4.80        4.59


-------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------

  Age        10          15         20          Age         10          15          20
             Years       Years      Years                   Years       Years       Years
             Certain     Certain    Certain                 Certain     Certain     Certain

----------------------------------------------------------------------------------------------
  66         $5.08       $4.91      $4.67       77          $6.96       $6.14       $5.33
  67          5.22        5.02       4.74       78           7.16        6.23        5.36
  68          5.36        5.13       4.82       79           7.36        6.32        5.39
  69          5.51        5.24       4.89       80           7.57        6.40        5.42
  70          5.66        5.35       4.96       81           7.77        6.47        5.44
  71          5.83        5.47       5.02       82           7.96        6.54        5.46
  72          6.00        5.58       5.09       83           8.14        6.60        5.47
  73          6.18        5.70       5.15       84           8.32        6.65        5.48
  74          6.37        5.81       5.20       85&over      8.48        6.69        5.49
  75          6.56        5.93       5.25
  76          6.76        6.03       5.29


----------------------------------------------------------------------------------------------

  *Age means Settlement Age


                  JOINT LIFE AND SURVIVOR INCOME PLAN TABLE

Monthly Payment Rates for each $1000 of proceeds
--------------------------------------------------------------------------------------------------------------------
Settlement                                       Settlement
Age                                              Age
                  --------------------------------------------------------------------------------------------------
                    35             40            45            50           55             60            65
--------------------------------------------------------------------------------------------------------------------
35                  $2.92          $2.97         $3.00         $3.03        $3.06          $3.07         $3.08
40                   2.97           3.03          3.08          3.13         3.17           3.20          3.22
45                   3.00           3.08          3.16          3.23         3.29           3.34          3.38
50                   3.03           3.13          3.23          3.33         3.43           3.51          3.57
55                   3.06           3.17          3.29          3.43         3.56           3.68          3.79
60                   3.07           3.20          3.34          3.51         3.68           3.86          4.03
65                   3.08           3.22          3.38          3.57         3.79           4.03          4.27
70                   3.09           3.23          3.41          3.62         3.87           4.16          4.49
75                   3.10           3.24          3.42          3.65         3.93           4.27          4.68
80                   3.10           3.25          3.44          3.67         3.96           4.34          4.81
85&over              3.11           3.25          3.44          3.68         3.99           4.38          4.89

--------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
Settlement
Age
                  ---------------------------------------------------------
                     70            75             80           85&over
---------------------------------------------------------------------------
35                   $3.09         $3.10          $3.10        $3.11
40                    3.23          3.24           3.25         3.25
45                    3.41          3.42           3.44         3.44
50                    3.62          3.65           3.67         3.68
55                    3.87          3.93           3.96         3.99
60                    4.16          4.27           4.34         4.38
65                    4.49          4.68           4.81         4.89
70                    4.83          5.14           5.38         5.54
75                    5.14          5.61           6.02         6.30
80                    5.38          6.02           6.63         7.10
85&over               5.54          6.30           7.10         7.76

---------------------------------------------------------------------------

For the Life Insurance Company of Virginia






                           Paul E. Rutledge III
                           President

                                EXHIBIT (4)(iv)

                            Section 403b Endorsement

                                    ENDORSEMENT

Cash Value Withdrawal Restrictions Effective January 1, 1989

You may not withdraw cash value resulting from:

* premiums paid after December 31, 1988, as elective deferrals through a salary reduction agreement;

* earnings on those premiums;

* earnings on the amount of cash value as of December 31, 1988, attributable to premiums paid as elective deferrals.

These restrictions are required by Section 403(b)(11), which was added to the Internal Revenue Code by the Tax Reform Act of 1986. They override any policy provisions to the contrary.

Exceptions to Restrictions on Cash Value Withdrawals

The restrictions listed above do not apply to withdrawals due to your:

* death;

* attainment of age 59 1/2;

* ending employment with the employer sponsoring the 403(b) plan;

* disability, as defined in Section 403(b)(11); or

* financial hardship, as defined in Section 403(b)(11). In the case of financial hardship, only cash value from premiums paid through elective deferrals, and not cash value from income on those premiums, may be withdrawn.

For The Life Insurance Company of Virginia,




                                                     Paul E. Rutledge, III
                                                     President

                               EXHIBIT (4)(b)(iv)

                     Guaranteed Minimum Death Benefit Rider



                     THE LIFE INSURANCE COMPANY OF VIRGINIA
                     GUARANTEED MINIMUM DEATH BENEFIT RIDER



This rider provides for an Optional Death Benefit in addition to the Optional Death Benefit provided for in the policy. The Death Benefit will be the greater of:

         *        The Death Benefit provided for Under the Death Provisions
                  section in the policy; or
         *        The Death Benefit provided for in this rider.

Optional Death Benefit at Death of Annuitant

If any Annuitant dies while this rider is in effect and before income payments begin, the Designated Beneficiary may surrender the policy for the Death Benefit within 90 days of the date of such death. If this Death Benefit is paid, the policy will terminate, and we will have no further obligation under this policy.

The Death Benefit will be the greater of:

         *        The Guaranteed Minimum Death Benefit; or
         * The Account Value of the policy on the date we receive proof of the Annuitant's death or, if later, the date of your request.

Guaranteed Minimum Death Benefit. On the policy date, the Guaranteed Minimum Death Benefit is equal to the premium paid. At the end of each valuation period after such date, the Guaranteed Minimum Death Benefit is the lesser of:

         * The total of all premiums received, multiplied by two, less the amount of any partial surrenders, plus their surrender charges, made prior to or during that valuation period; or
         * The Guaranteed Minimum Death Benefit at the end of the preceding valuation period, increased as specified below, plus any additional premium payments during the current valuation period and less the amount of any partial surrenders, plus their surrender charges, made during the current valuation period.

the amount of increase for the valuation period will be calculated by applying a factor to the Guaranteed Minimum Death Benefit at the end of the preceding valuation period. Until the anniversary on which the Annuitant attains age 80, the factor is determined for each valuation period at an annual rate of 6%, except that with respect to amounts invested in certain investment Subdivisions shown in the policy data pages, the increase factor will be calculated as the lesser of;

         * The Net Investment Factor of the Investment Subdivision of the valuation period, minus one; or

         * A factor for the valuation period equivalent to an annual rate of 6%.

With respect to amounts invested in the Guarantee Account, if it applies, the increase factor for each such amount will be calculated as the lesser of:

         * A factor for the valuation period equivalent to the annual rate that applies to such amount; or
         * A factor for the valuation period equivalent to an annual rate of 6%.

After the anniversary on which the Annuitant attains age 80, the factor will be zero.

If the surrender occurs more than 90 days after the Annuitant's death, the Surrender Value will be payable instead of the Death Benefit. Amounts payable under this rider are subject to the Distribution Rules and Payment of Benefits provisions in the policy.

The following paragraph is added to the Account Value Benefits section of the policy:

If the Guarantee Account applies and if the Account Value in the Separate Account is insufficient to cover the Annual Death Benefit Charge, then the deduction will be made first from the Account Value in the Separate Account. The excess of the charges over the Account Value in the Separate Account will then be deducted from the Account Value in the Guarantee Account. Deductions from the Guarantee Account will be taken from the amounts which have been in the Guarantee Account for the longest period of time.

The following provision is added to the Account Value Benefits section of the policy:

Annual Death Benefit Charge

There will be a charge made each year for expenses related to the Death Benefit that is available under the terms of the rider. This charge is made at the beginning of each policy year after the first, and at surrender, against the Account Value allocated to the Separate Account. The amount of this charge is shown on page 3 and is applied to the average Guaranteed Minimum Death Benefit during the previous year. The charge at surrender will be a pro-rata portion of the annual charge.

When this Rider is Effective

This rider is effective on the policy date and will remain in effect while this policy is in force and before income payments begin, or until the policy anniversary following the date of receipt of your request to terminate the rider.

For The Life Insurance Company of Virginia,

                                                       Paul E. Rutledge, III

                                                        President






FORM P5103 4/94

                                EXHIBIT (5) (A)

                                 Form of Policy

                           FLEXIBLE PREMIUM VARIABLE
                            DEFERRED ANNUITY POLICY

LIFE OF
VIRGINIA

To the policyowner:

Please read your policy carefully. This policy is legal contract between you and the Company. You, the owner, have benefits and rights described in this policy. The annuitant is named in the policy. We will make income payments beginning on the Maturity Date, if the annuitant is still living on that date.

THIS POLICY'S INCOME PAYMENTS DEPEND ON THE ACCOUNT VALUE. THE ACCOUNT VALUE IN THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT, AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT.

RIGHT TO CANCEL. You may return this policy to our home office within 10 days after its delivery for a refund. The amount of the refund will equal the account value with any adjustments required by applicable law or regulation.

              For the Life Insurance Company of Virginia



             Daniel T. Cox                Paul E. Rutledge III
               CHAIRMAN                        PRESIDENT


-----------------------------------------------------------
*Flexible Premium Variable Deferred
*Income payments beginning at maturity
*No dividends *Some benefits reflect investment results
-----------------------------------------------------------


                          THE LIFE INSURANCE
                          COMPANY OF VIRGINIA
                6610 West Broad Street, Richmond 23230

POLICY DATA

SCHEDULE OF BENEFITS                           SCHEDULE OF PREMIUMS
                                               AMOUNT     PAYABLE FOR
ANNUITY                                      $25,000.00   SINGLE PAYMENT





INITIAL PREMIUM DUE:   $25,000.00
ADDITIONAL PREMIUM PAYMENTS MAY BE MADE.  SEE PREMIUM PAYMENTS SECTION.

CHARGES:
   PREMIUM TAX RATE:   0.00%
   ANNUAL POLICY MAINTENANCE CHARGE:  $25.00
   MORTALITY AND EXPENSE RISK CHARGE: 1.25% ANNUALLY ( .003446% DAILY) ADMINISTRATIVE EXPENSE CHARGE: 0.15% ANNUALLY ( .000411% DAILY) TRANSFER CHARGE $10.00



         OWNER THE ANNUITANT

   ANNUITANT JOHN DOE                                35 AGE LAST BIRTHDAY

POLICY NUMBER 000000000

POLICY DATE May 1, 1994                 May 1, 2029   MATURITY DATE





PAGE 3           PLAN   FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY







POLICY NUMBER  000000000



SEPARATE ACCOUNT 4

INVESTMENT SUBDIVISIONS                              ARE INVESTED IN

                                                              FIDELITY VARIABLE INSURANCE PRODUCTS FUND
FID MONEY MARKET - B                                                   MONEY MARKET PORTFOLIO
FID HIGH INCOME - B                                                    HIGH INCOME PORTFOLIO
FID EQUITY-INCOME - B                                                  EQUITY - INCOME PORTFOLIO
FID GROWTH - B                                                         GROWTH PORTFOLIO
FID OVERSEAS - B                                                       OVERSEAS PORTFOLIO


                                       3



                                                              FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
FID ASSET MANAGER - B                                                  ASSET MANAGER PORTFOLIO

                                                              JANUS ASPEN SERIES
JAN GROWTH - B                                                         GR0WTH PORTFOLIO
JAN AGGRESSIVE GROWTH - B                                              AGGRESSIVE GROWTH PORTFOLIO
JAN WORLDWIDE GROWTH - B                                               WORLDWIDE GROWTH PORTFOLIO

                                                              LIFE OF VIRGINIA SERIES FUND, INC.
LOV MONEY MARKET - B                                                   MONEY MARKET PORTFOLIO
LOV GOVERNMENT SECURITIES - B                                          GOVERNMENT SECURITIES PORTFOLIO
LOV COMMON STOCK INDEX - B                                             COMMON STOCK INDEX PORTFOLIO
LOV TOTAL RETURN - B                                                   TOTAL RETURN PORTFOLIO

                                                              NEUBERGER & BERMAN
                                                              ADVISERS MANAGEMENT TRUST
N&B LIM MAT BOND - B                                                   LIMITED MATURITY BOND PORTFOLIO
N&B GROWN - B                                                          GROWTH PORTFOLIO
N&B BALANCED - B                                                       BALANCED PORTFOLIO

                                                              OPPENHEIMER VARIABLE ACCOUNT FUNDS
OPP MONEY - B                                                          OPPENHEIMER MONEY FUND
OPP HIGH INCOME - B                                                    OPPENHEIMER HIGH INCOME FUND
OFF BOND - B                                                           OPPENHEIMER BOND FUND
OFF CAP APPRECIATION - B                                               OPPENHEIMER CAPITAL APPRECIATION FUND
OFF GROWTH - B                                                         OPPENHEIMER GROWTH FUND
OFF MULTI STRATEGIES - B                                               OPPENHEIMER MULTIPLE STRATEGY FUND

YOU MAY ALLOCATE YOUR ACCOUNT VALUE TO AS MANY AS SEVEN INVESTMENT SUBDIVISIONS.

CONSULT YOUR PROSPECTUS FOR INVESTMENT DETAILS.

POLICY NUMBER:  000000000








                 TABLE OF SURRENDER CHARGES

      YEARS                          SURRENDER CHARGE PERCENTAGE

       1                                        6%
       2                                        6%
       3                                        6%
       4                                        6%
       5                                        4%
       6                                        2%
 YEARS 7 AND LATER                              0

TABLE OF CONTENTS

Policy Data.........................................................  3
Introduction........................................................  6
Owner, Annuitant and Beneficiary Provisions.........................  7
Death Provisions....................................................  8
Premium Payments....................................................  9
Monthly Income Benefit.............................................. 10
Account Value Benefits.............................................. 11
Separate Account.................................................... 13
General Information................................................. 16
Optional Payment Plans.............................................. 17
Copies of any application, riders and endorsements follow page 19.

                                    WORD INDEX


Account Value....................................................... 11
Allocation of Premiums..............................................  9
Annual Statement.................................................... 16
Beneficiary.........................................................  7
Beneficiary Change..................................................  7
Death Benefit.......................................................  9
Investment Subdivisions............................................. 13
Misstatement of Age or Sex.......................................... 16
Notices............................................................. 16


Optional Payment Plans........................................... 17-19
Owner...............................................................  7
Ownership change....................................................  7
Premiums............................................................  9
Separate Account.................................................... 13
Surrender........................................................... 11
Surrender Value..................................................... 11
Transfers........................................................... 14
Unit Value.......................................................... 14


INTRODUCTION




This is a flexible premium variable deferred annuity policy. The initial premium payment is due on the policy date. Additional premiums may be paid at any time before the earlier of (1) the maturity date and (2) the policy anniversary on which the Annuitant attains age 86. In return for these premiums and any application, we provide certain benefits.

As used in this policy, you or yours refers to the Owner or Owners. We, us or ours refers to The Life Insurance Company of Virginia. The Owner and the Annuitant are shown on page 3.

Person, as used in this policy is a human being, a trust, a corporation or any other legally recognized entity.

The policy provides a monthly income beginning on the maturity date. The amount of monthly income will depend on:

   o     the maturity value;
   o     the amount of any applicable premium tax;
   o     the Annuitant's sex and settlement age on the maturity date; and
   o     the payment plan chosen.

Depending upon the conditions described in the Death Provisions section, this policy provides for either the payment of a death benefit or the continuation of the policy at the death of the Owner, Joint Owner or Annuitant prior to the maturity date.

The Policy and Its Parts

This policy is a legal contract. It is the entire contract between you and us. An agent cannot change this contract. Any change to it must be in writing and approved by us. Only our President or one of our Vice Presidents can give our approval. READ YOUR POLICY CAREFULLY.

Policy means this policy with any attached application and any riders and endorsements. All statements in any application are considered representations and not warranties.

We reserve the right to amend this contract as needed to maintain its status as an annuity under the Internal Revenue Code. If the contract is amended, we will send you a copy of the amendment, together with the applicable regulation, ruling or other requirement imposed by the Internal Revenue Service which requires such amendment.

Age

Age on the policy date or on a policy anniversary prior to the date payments begin means the person's age on his or her last birthday.

Dates Used in the Policy

The policy goes into effect on the policy date shown on page 3. Policy years and anniversaries for the initial premium are measured from this date. Years for determining charges related to additional premiums are measured from the date of receipt of each additional premium.

The maturity date is the date we start to pay a monthly income if the Annuitant is still living. This date is shown on page 3 unless changed after issue.


OWNER, ANNUITANT AND BENEFICIARY PROVISIONS

The Owner

The Owner or Joint Owners are shown in the policy. Joint Owners own the policy equally with the right of survivorship. Right of survivorship means that if a Joint Owner dies, his or her interest in the policy will pass to the surviving Joint Owner. Disposition of the policy upon death of an Owner is subject to the Death Provisions .

An Owner or Joint Owner has rights while this policy is in force, subject to the rights of any beneficiary named irrevocably, and any assignee under an assignment filed with us.

The Annuitant

The Annuitant is the person upon whose age and sex guaranteed monthly income benefits are determined. The policy names you or someone else as the Annuitant. The Contingent Annuitant, if any, is shown in the application if attached to this policy. If an application is not attached and you wish to name a Contingent Annuitant, you may do so by sending a written request to our home office. At the death of the Annuitant prior to the maturity date, the Contingent Annuitant, if any, may become the Annuitant in certain circumstances, (see Death Provisions). If no Contingent Annuitant is alive, the Owner (if a natural person, otherwise, the Joint Owner, if a natural person) will be the Contingent Annuitant.

The Beneficiary

The Primary Beneficiary and any Contingent Beneficiaries are shown in the application if attached to this policy. If an application is not attached and you wish to name a Primary or Contingent Beneficiary(ies), you may do so by sending a written request to our home office.

Changing the Owner, Contingent Annuitant or Beneficiary

During the Annuitant's life, you can change the Owner, the Contingent Annuitant and any Beneficiary if you reserved this right. A person named irrevocably may be changed only with that person's written consent. To make a change, send a written request to our home office. The request and the change must be in a form satisfactory to us. The change will take effect as of the date you sign the request. The change will be subject to any payment we make before we record the change. Except as described above, the Annuitant cannot be changed.

DEATH PROVISIONS


Designated Beneficiary

If the Owner, Joint Owner or the Annuitant dies while this policy is in force and before income payments begin, the Designated Beneficiary will be treated as the sole owner of the policy following such a death, subject to the distribution rules set forth below. The Designated Beneficiary will be the person first listed below who is alive or in existence on the date of the death of the Owner, Joint Owner or the Annuitant:

       (1) Owner
       (2) Joint Owner
       (3) Primary Beneficiary
       (4) Contingent Beneficiary
       (5) Owner's Estate

If Joint Owners both survive, they will become the Designated Beneficiary together.

Distribution Rules

The following distribution rules will apply if the Owner, Joint Owner or the Annuitant dies before income payments begin:

If the Designated Beneficiary is someone other than the surviving spouse of the deceased Owner, Joint Owner or Annuitant, no further premium payments will be accepted and we will pay the Surrender Value to, or for the benefit of, the Designated Beneficiary. That payment will be made in one lump sum upon receipt of due proof of death. Instead of receiving that distribution, the Designated Beneficiary may elect:

  (a) to receive the Surrender Value at any time during the five year period following the date of death of the Owner, Joint Owner or Annuitant by partially or totally surrendering the contract during that period; or
  (b) to apply the entire Surrender Value under Optional Payment Plan 1 or 2 with the first payment to the Designated Beneficiary being made no later than one year after the date of death of the Owner, Joint Owner or Annuitant, and with payments being made over the life of the Designated Beneficiary or over a period not exceeding the Designated Beneficiary's life expectancy.

If the entire Surrender Value has not been paid to the Designated Beneficiary by the end of the five year period following the date of death of the Owner, Joint Owner or Annuitant and payments have not begun in accordance with (b) above, the policy will terminate at the end of that five-year period, and we will pay any remaining Surrender Value to, or for the benefit of, the Designated Beneficiary. If the Designated Beneficiary dies before the required payments have been made, the Designated Beneficiary will not be treated as an Owner of the policy for purposes of these Death Provisions, and any remaining payments we make will be made to the person named by the Designated Beneficiary in writing or, if no person is so named, the estate of the Designated Beneficiary.

If the Designated Beneficiary is the surviving spouse of the deceased Owner, Joint Owner or Annuitant, the surviving spouse may continue the policy as the Owner. In addition, that person will also become the Annuitant if the deceased was the Annuitant, there is no surviving Contingent Annuitant and the policy has not been surrendered for the death benefit which is available at the Annuitant's death under the conditions set forth on the following page. On the surviving spouse's death, the entire interest in the contract will be paid within 5 years of such spouse's death to the Beneficiary named by the surviving spouse (and if no Beneficiary is named, such payment will be made to the surviving spouse's estate).

If there is more than one Designated Beneficiary, each Designated Beneficiary will be treated separately according to that Designated Beneficiary's portion of the policy for purposes of this Death Provisions section.

These special Distribution Rules will not apply at the death of the Annuitant if all of the following conditions exist:

   o     the Annuitant was not also an Owner of the policy;
   o     all owners of the policy are natural persons; and

   o     a Contingent Annuitant survives.

Optional Death Benefit at Death of Annuitant

If the death of the Annuitant occurs before income payments begin, and he or she was age 80 or younger on the policy date, the Designated Beneficiary may surrender the policy for the Death Benefit within 90 days of the date of such death. If this optional death benefit is paid, the policy will terminate, and we will have no further obligation under the policy.

During the first six policy years, the Death Benefit will be the greater of:

   o The total of premiums paid reduced by any applicable premium tax and any partial surrenders plus their surrender charges; or
   o The Account Value of the policy on the date we receive proof of the Annuitant's death.

During any subsequent six year period, the Death Benefit will be the greater of:

   o The Death Benefit on the last day of the previous six year period, plus any premium paid since then, reduced by any applicable premium tax and any partial surrenders plus their surrender charges since then; or
   o The Account Value of the policy on the date we receive proof of the Annuitant's death.

If the surrender occurs more than 90 days after the Annuitant's death, and/or if the deceased Annuitant was age 81 or older on the policy date, the Surrender Value will be payable instead of the Death Benefit. If the policy is not surrendered, it will remain in force subject to the preceding provisions.

Payment of Benefits

Instead of receiving payment in a lump sum, the Designated Beneficiary may elect to receive proceeds under Optional Payment Plans 1 or 2 with the first payment to the Designated Beneficiary being made no later than one year after the date of death of the Owner, Joint Owner or Annuitant. Payments will be made over the life of the Designated Beneficiary or over a period not exceeding the Designated Beneficiary's life expectancy.

Payment of Benefits After Income Payments Have Begun

If the Owner, Joint Owner, or the Annuitant dies while this policy is in force and after income payments have begun, or if a Designated Beneficiary receiving income payments dies after the date income payments have begun, payments made under the policy will be made at least as rapidly as under the method of distribution in effect at the time of such death, notwithstanding any other provision of this policy.

PREMIUM PAYMENTS


The initial premium is due on the policy date.

Additional Premium Payments

You may make additional premium payments at any time before the earlier of (1) the date which is ten years preceding the maturity date and (2) the policy anniversary on which the Annuitant attains age 86. Each additional premium payment must be at least $1,000.

When and Where to Pay Premiums

Each premium is payable in advance. Pay each premium to our home office. Make any checks or money orders payable to Life of Virginia.

Allocation of Premiums

You may allocate premiums to one or more Investment Subdivisions of the Separate Account, up to the maximum number shown in the policy data page. The portion of each premium allocated to any particular Investment Subdivision must be at least 10%. Premiums will initially be allocated in accordance with the allocations requested by you.

You may change the allocation of later premiums at any time, without charge, by sending a written notice to us at our home office. The allocation will apply to premiums received after we record the change.

MONTHLY INCOME BENEFIT

We will pay you a monthly income for a guaranteed minimum period beginning on the maturity date if the Annuitant is still living. The monthly income will be a variable income payment similar to that described in the provision titled "Variable Income Options" under the Optional Payment Plans section. Payments will be made under a Life Income with 10 Years Certain plan, unless you choose otherwise.

Under the Life Income 10 Years Certain plan, if the Annuitant lives longer than 10 years, payments will continue for his or her life. If the Annuitant dies before the end of ten years, the remaining payments for the ten year period will be discounted at the same rate used to calculate the monthly income. The discounted amount will be paid in one sum to you.

At any time, while the Annuitant is living, and before the maturity date, you may choose to change the payment plan by written request. If you do choose a different plan, the monthly income will reflect the plan chosen. Payment plans which base payment on the life or lives of one or more individuals will base such payment on the life of the Annuitant or the Annuitant and an additional individual. You may elect to receive the maturity value in a lump sum instead of receiving a monthly income. If we pay the maturity value, we will have no further obligation under the policy.

The maturity value is equal to the Surrender Value on the day immediately preceding the maturity date.

The initial income payment under the automatic payment plan, payable monthly, is calculated by multiplying (a) times (b), divided by (c) where:

  (a) is the monthly payment rate per $1000, shown under the Optional Payment Plans for Life Income 10 years Certain, using the sex and settlement age of the Annuitant, instead of the payee, on the maturity date;
  (b)    is the maturity value; and
  (c)    is $1,000.

Annuity payments will be made monthly unless quarterly, semi-annual or annual payments are chosen by written request. However, if any payment made more frequently than annually would be or becomes less than $100, we reserve the right to reduce the frequency of payments to an interval that would result in each payment being at least $100. If the annual payment payable at maturity is less than $20, we will pay the maturity value and the policy will terminate effective as of maturity date.

Maturity Date

The maturity date is shown on page 3, unless changed after issue. You may change the maturity date to any date at least ten years after the date of the last premium payment. To make a change, send us written notice before the maturity date then in effect.

If you change the maturity date, maturity date will then mean the maturity date you selected. You may pay premiums until the date which is ten years preceding the newly selected maturity date unless that right has been terminated by the provisions of this policy.

ACCOUNT VALUE BENEFITS

The Account Value of the policy is equal to the account value allocated to the Investment Subdivisions of the Separate Account.

On the date the initial premium is received and accepted, the Account Value equals the initial premium. At the end of each valuation period after such date, the Account Value allocated to each Investment Subdivision of the Separate Account is (a) plus (b) plus (c) minus (d) minus (e) minus (f), where:

   (a) is the Account Value allocated to the Investment Subdivision at the end of the preceding valuation period, multiplied by the Investment Subdivision's Net Investment Factor for the current period;

   (b) is premium payments received during the current valuation period;
   (c) is any other amounts transferred into the Investment Subdivision during the current valuation period;
   (d) is Account Value transferred out of the Investment Subdivision during the current valuation period;
   (e) is any partial surrender made from the Investment Subdivision during the current valuation period;
   (f) any premium tax deductions.

In addition, after the policy date whenever a valuation period includes the policy anniversary day, the Account Value at the end of such period is reduced by the Annual Policy Maintenance Charge allocated to the Account Value in the Investment Subdivision for that policy anniversary day. This charge will be allocated among the Investment Subdivisions of the Separate Account in the same proportion that the policy's Account Value in each Investment Subdivision bears to the total Account Value in all Investment Subdivisions at the beginning of the policy year.

Annual Policy Maintenance Charge

There will be a charge made each year for maintenance of the policy. This charge is made once for each policy year against the Account Value allocated to the Separate Account. The charge for a policy year will be made at the earlier of the next policy anniversary or the date the policy is surrendered. The amount of this charge is shown on page 3. We will waive this charge if the Account Value exceeds $75,000 at the time the charge is due.

Surrender

You can fully or partially surrender this policy by sending a written request to our home office. We must receive the request before income payments begin. You may be required to pay a surrender charge and any applicable premium tax (see Premium Tax). These charges will be deducted from the amount surrendered.


Full Surrender. You must send us your policy with your request for surrender. The amount payable is the Surrender Value. The Surrender Value of this policy is the Account Value on the date we receive your written request for surrender in our home office, less any surrender charge. See Deferred Premium Tax.

Partial Surrender. You may make a partial surrender from the Account Value of this policy at any time. We will not permit the amount of a partial surrender to be less than $500 or to reduce the Account Value to less than $5000. The amount payable will be the amount of the partial surrender less any surrender charge. See Deferred Premium Tax.

You may tell us how to deduct the partial surrender from the Investment Subdivisions of the Separate Account. If you do not, the partial surrender will be deducted from each Investment Subdivision in the same proportion that the policy's Account Value in that Investment Subdivision bears to the total Account Value in all Investment Subdivisions on the date we receive the request in our home office. See Deferred Premium Tax.

Deferred Premium Tax. If we paid a tax on a premium and we did not previously deduct the tax, then we may deduct it at the time of surrender. See Premium Tax.

Surrender Charge

All or part of the amount surrendered may be subject to a surrender charge. The amount subject to a charge is the lesser of (a) or (b), where:

  (a)    is the amount surrendered;
  (b) is the total premiums, less the total of all surrender amounts previously allocated to premium payments.

The surrender charge will be the applicable percentage(s) of the amount subject to a charge. For purposes of determining the applicable percentage(s), surrender amounts that are subject to a charge will be allocated to remaining premium payments in the order that the premium payments were received. Remaining premium payments are the premium payments, less the amount of any surrenders previously allocated to them. The applicable percentage for each premium payment is found on the policy data pages in the Table of Surrender Charges next to the number representing the number of full and partially completed years since the premium payment.

Reduced Charges on Certain Surrenders. Surrender charges will be reduced for the first surrender in each policy year. If the first surrender of the policy year is a partial surrender of 10% of the Account Value, or less, the amount surrendered will not be subject to a charge.

If the first surrender of the policy year is a full surrender, or a partial surrender of more than 10% of the Account Value, the amount of the surrender that is subject to a charge will be reduced by 10% of the Account Value.

There will be no surrender charge if you choose one of the following Optional Payment Plans:

   o     Plan 1;
   o     Plan 2 for a period of 5 or more years;
   o     Plan 5.

Waiver of Surrender Charges in the Event of Hospital or Nursing Facility Confinement

We will waive the surrender charges otherwise applicable to a full surrender or one or more partial surrenders occurring before income payments begin if:

   o The Annuitant is, or has been confined to a state licensed or legally operated hospital or inpatient nursing facility for at least 30 consecutive days; and
   o     Such confinement begins at least one year after the policy date; and
   o     The Annuitant was age 80 or younger on the policy date; and
   o The request for the full or partial surrender, together with proof of such confinement, is received in the Home Office while the Annuitant is confined or within 90 days after discharge from the facility.

Postponement of Payments

We will usually pay any amounts payable as a result of full or partial surrenders within seven days after we receive written request in our home office, in a form satisfactory to us. We will usually pay any proceeds payable as a result of death within seven days after we receive due proof of death. Payment of any amount payable on surrender, partial surrender or death may be postponed whenever:

   o the New York Stock Exchange is closed other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission; or
   o the Securities and Exchange Commission by order permits postponement for the protection of policyowners; or
   o an emergency exists, as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practical or it is not reasonably practical to determine the value of net assets of the Separate Account.

We have the right to defer payment which is derived from any amount recently paid to us by check or draft, until we are satisfied the check or draft has been paid by the bank on which it is drawn.

SEPARATE ACCOUNT

The Separate Account named in the policy data pages will be used to support the operation of this policy and certain other variable annuity policies we may offer. We will not allocate assets to the Separate Account to support the operation of any contracts or policies that are not variable annuities.

We own assets in the Separate Account. However, these assets are not part of our general account. Income, gains and losses, whether or not realized, from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to laws of the Commonwealth of Virginia which regulates the operations of insurance companies incorporated in Virginia.

The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the Commonwealth of Virginia. The approval process is on file with the Insurance Commissioner in the state in which this policy was delivered.

The Separate Account is divided into Investment Subdivisions. The Investment Subdivisions are named in the policy data pages. We reserve the right to remove any Investment Subdivision of the Separate Account, or to add new Investment Subdivisions. Each Investment Subdivision of the Separate Account will invest in shares of a mutual fund, or of a portfolio of a series type of mutual fund named in the data pages. You determine the percentage of premiums which will be allocated to each Investment Subdivision.

The Owner will share only the income, gains and losses of the Investment Subdivisions to which his or her premium payments have been allocated.

The portion of the assets of the Separate Account which equals the reserves and other policy liabilities of the policies which are supported by the Separate Account will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our general account any assets of the Separate Account which are in excess of such reserves and other policy liabilities.

We also have the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a mutual fund portfolio that are held by the Separate Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any portfolio named in the data pages, and to substitute shares of another portfolio, if the shares of the portfolio are no longer available for investments, or if in our judgment further investment in the portfolio should become inappropriate in view of the purposes of the Separate Account. In the event of any substitution or change, we may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

We also reserve the right to transfer assets of the Separate Account, which we determine to be associated with the class of policies to which this policy belongs, to another separate account. If this type of transfer is made, the term Separate Account, as used in this policy, shall then mean the Separate Account to which the assets were transferred.

When permitted by law, we also reserve the right to:

  (a) deregister the Separate Account under the Investment Company Act of 1940;
  (b) manage the Separate Account under the direction of a committee;
  (c) restrict or eliminate any voting rights of Owners, or other persons who have voting rights as to the Separate Account; and
  (d) combine the Separate Account with other accounts.

We will value the assets of the Separate Account each business day.

We will value the assets in the Separate Account at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.


Unit Value

Each Investment Subdivision has a Unit Value. When premiums or other amounts are transferred into an Investment Subdivision, a number of Units are purchased based on the subdivision's Unit Value for the valuation period during which the transfer is made. When amounts are transferred out of an Investment Subdivision, Units are redeemed in a similar manner. The Unit Value for a valuation period applies to each day in the period. Before income payments begin, Unit Values are referred to as Accumulation Unit Values. Once income payments have begun, they are referred to as Annuity Unit Values.

For each Investment Subdivision, the Accumulation Unit Value for the first valuation period was $10. The Accumulation Unit Value for each subsequent period is the Net Investment Factor for that period, multiplied by the Accumulation Unit Value for the immediately preceding period.

For each Investment Subdivision, the Annuity Unit Value for the first valuation period was $10. The Annuity

Unit Value for each subsequent period is (a) times (b) times (c), where:

   (a) is the Net Investment Factor for that period;
   (b) is the Annuity Unit Value for the preceding period; and
   (c) is the investment result adjustment factor for that period.

The investment result adjustment factor recognizes an assumed interest rate of 3% per year used in determining the income payment amounts and is equal to
0.99991902 daily.

Each valuation period includes a business day and any non-business day or consecutive non-business days immediately preceding it. Assets are valued at the close of the business day. A business day is any day the New York Stock Exchange is open for trading, or any day in which there is a material change in the value of the assets in the Separate Account.

Each Investment Subdivision has its own Net Investment Factor. In the following definition, "assets" refers to the assets in each Investment Subdivision. "Any amount charged against the Separate Account" refers to those amounts that are allocated to each Investment Subdivision.

The Net Investment Factor for a valuation period is (a) divided by (b), minus
(c), where:

   (a) is (1) the value of the assets at the end of the preceding valuation period, plus (2) the investment income and capital gains, realized or unrealized, credited to those assets at the end of the valuation period for which the Net Investment Factor is being determined, minus (3) the capital losses, realized or unrealized, charged against those assets during the valuation period, minus (4) any amount charged against the Separate Account for taxes, or any amount we set aside during the valuation period as a provision for taxes attributable to the operation or maintenance of the Separate Account; and
   (b) is the value of the assets at the end of the preceding valuation period; and
   (c) is a factor representing the charge for mortality and expense risks we assume and for administrative expenses. The annual rate for these charges is shown on page 3.

Transfers Before Income Payments Begin

You may transfer amounts among the Investment Subdivisions of the Separate Account by sending a written request to us at our home office. The first transfer in each calendar month will be made without a transfer charge. A transfer charge will be imposed for each subsequent transfer in a calendar month. The amount of the transfer charge is shown on page 3. When we make transfers, the Account Value on the date of the transfer will not be affected by the transfer except to the extent of the transfer charge. The transfer charge will be taken from the amount transferred.

We reserve the right to limit, upon written notice, the number of transfers to twelve each calendar year or, if it is necessary for the policy to continue to be treated as an annuity policy by the IRS, a lower number. Also, we reserve the right to refuse to execute any transfer if any of the Investment Subdivisions which would be affected by the transfer is unable to purchase or redeem shares of the mutual fund in which the Investment Subdivision invests. The transfer will be effective as of the end of the valuation period during which we receive your request at our home office. If the amount of your Account Value remaining in an Investment Subdivision after the transfer is less than $100, we will transfer the amount remaining in addition to the amount requested. We will not allow a transfer into any Investment Subdivision unless the Account Value of that Investment Subdivision after the transfer is at least $100.

Transfers After Variable Income Payments Begin

If income payments are made under one of the Variable Income Options you may transfer Annuity Units among the Investment Subdivisions of the Separate Account by sending a written request to us at our home office. You may make one transfer in each calendar year. We reserve the right to limit the number of transfers if it is necessary for the policy to continue to be treated as an annuity policy by the IRS. Also, we reserve the right to refuse to execute any transfer if any of the Investment Subdivisions that would be affected by the transfer is unable to purchase or redeem shares of the mutual fund in which the Investment Subdivision invests. If the number of annuity units remaining in an Investment Subdivision after the transfer is less than 1, we will transfer the amount remaining in addition to the amount requested. We will not allow a transfer into any Investment Subdivision unless the number of annuity units of that Investment Subdivision after the transfer is at least 1. No transfer charge is imposed for transfers of annuity units. The amount of the income payment as of the date of the transfer will not be affected by the transfer.

GENERAL INFORMATION

Annual Statement

Within 30 days after each policy anniversary, we will send you an annual statement. The statement will show the Account Value and Surrender Value as of the policy anniversary. The statement will also show premiums paid and charges made during the policy year.

Calculation of Values

If the Net Investment Factor is always equivalent to an effective annual interest rate of 4%, the account values in this policy will always at least equal the account values required of an equivalent general account policy by the law where this policy was delivered.

A detailed statement of how we calculate the values in this policy has been filed with the insurance department where this policy was delivered.

Evidence of Death, Age, Sex or Survival

We will require proof of death before we act on policy provisions relating to death of any person or persons. We may also require proof of the age, sex or survival of any person or persons before we act on any policy provision dependent upon age, sex or survival.

Incontestability

We will not contest this policy.

Misstatement of Age or Sex

If the Annuitant's age or sex is misstated on the policy data page, any policy benefits or proceeds, or the availability thereof, will be determined using the correct age and sex.

Premium Tax

Premium tax rules vary by state and change from time to time. Some states assess a tax against us upon receipt of premium and some states upon annuitization of proceeds.

Tax assessed upon receipt of premium: The premium tax rate shown on page 3 is the rate that was in effect in your state at policy issue. To calculate any applicable premium tax in effect on the date we receive the premium payment, multiply the premium payment by the premium tax rate. This is the amount of any state and/or local premium tax charged to us for this policy. We reserve the right to deduct any such tax either from your premium payment(s) when received, or from proceeds later when paid. (Proceeds includes benefits from surrender, maturity and death.)

Tax assessed upon annuitization of proceeds: Since some states assess a premium tax on proceeds used to purchase income payments, we reserve the right to deduct from such proceeds any premium tax paid by us. Because state premium tax rules change from time to time, the tax rate, if any, applicable to proceeds used to purchase income payments is not shown in your policy. You may request notification of the amount of this tax before income payments begin.

Nonparticipating

This policy is nonparticipating.  No dividends are payable.

Written Notice

Any written notice to us should be sent to our home office at 6610 West Broad Street, Richmond, Virginia, 23230. Please include the policy number and the Annuitant's full name.

Any notice we send you will be sent to the last known address on file with our company. You should request an address change form if you move.



OPTIONAL PAYMENT PLANS

Death benefit and Surrender Value proceeds will be paid in one lump sum, and maturity proceeds will be paid as described in the Monthly Income Benefit section. Subject to the rules stated below, however, any part of the death or surrender proceeds can be left with us and paid under a payment plan. If you choose to leave the proceeds with us and receive payments under a payment plan, the proceeds less any applicable premium tax will be applied to calculate your income. During the Annuitant's life you (or the Designated Beneficiary at your death) can choose a plan. If a plan has not been chosen at the death of the Annuitant, the Designated Beneficiary can choose a plan if the death benefit is to be paid.

There are several important payment plan rules:

   o Our consent must be obtained prior to selecting an optional payment plan if the payee is not a natural person.
   o Payment made under an Optional Payment Plan at the death of the Owner, Joint Owner or Annuitant must conform with the rules in the Death Provisions, including the Payment of Benefits section.
   o If you change a beneficiary, your plan selection will no longer be in effect unless you request that it continue.
   o Any choice or change of a plan must be sent in writing to our home office.
   o     The amount of each payment under a plan must be at least $100.
   o Payments under a Fixed Income option will begin on the date we receive proof of the Annuitant's death, on surrender, or on the policy's maturity date.
   o Payments under a Variable Income option will begin within seven days after the date payments would begin under the corresponding fixed option.
   o Payments under Plan 4 will begin at the end of the first interest period after the date proceeds are otherwise payable.

Fixed Income Options

Optional Payment Plans 1 through 5 are available as Fixed Income Options. Any amount left with us under a Fixed Income option will be transferred to our general account. Payments made will equal or exceed those required by the state where this policy is delivered.

Variable Income Options

Optional Payment Plans 1 and 5 are available as Variable Income Options. This means that income payments, after the first, will reflect the investment experience of the Investment Subdivisions of the Separate Account.

Proceeds may be allocated to one or more Investment Subdivisions of the Separate Account. The first income payment is determined by the Plan chosen and the amount of proceeds applied to the Plan. The dollar amount of subsequent income payments is determined by means of Annuity Units.

The number of Annuity Units for an Investment Subdivision will be determined at the time income payments begin and will remain fixed unless transferred (as shown below). The number of Annuity Units for an Investment Subdivision is (a) divided by (b), where:

  (a) is the portion of the first income payment allocated to that Investment Subdivision; and
  (b) is the Annuity Unit Value for that Investment Subdivision seven days before the income payment is due.

After the first income payment, each subsequent income payment is a dollar amount equal to the sum of the income payment amounts for each Investment Subdivision. The income payment amount for an Investment Subdivision is the number of Annuity Units for that Investment Subdivision times the Annuity Unit Value for that Investment Subdivision seven days before the payment is due.

Annuity Units may be transferred upon request. The number of Annuity Units for the new Investment Subdivision is (a) times (b), divided by (c), where:


   (a) is the number of Annuity Units for the current Investment Subdivision;
   (b) is the Annuity Unit Value for the current Investment Subdivision; and
   (c) is the Annuity Unit Value for the new Investment Subdivision.

Payment Plans

The fixed income options are shown below. Variable income options, if applicable, have the same initial payment as the corresponding fixed option. The monthly payment rate per $1000, as shown in the Plan 1 and Plan 5 Tables, is based on the 1983 Table `a', using 3% interest.

Plan 1. Life lncome with Period Certain. We will make equal monthly payments for a guaranteed minimum period. If the payee lives longer than the minimum period, payments will continue for his or her life. The minimum period can be 10, 15 or 20 years. Payments will be according to the table below. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the payee dies before the end of the guaranteed period, the amount of remaining payments for the minimum period will be discounted at the same rate used in calculating income payments. Discounted means we will deduct the amount of interest each remaining payment would have earned had it not been paid out early. The discounted amounts will be paid in one sum to the payee's estate unless otherwise provided.

                                       Plan 1 Table


 Monthly payment rates for each $1,000 of proceeds under Plan 1.


-----------------------------------------------------------------------------------------
Settlement    Male Payee                            Female Payee
Age
            -----------------------------------------------------------------------------
              10 Years     15 Years    20 Years     10 Years     15 Years    20 Years
              Certain      Certain     Certain      Certain      Certain     Certain
-----------------------------------------------------------------------------------------
   20         $2.90        $2.89       $2.89        $2.80        $2.80       $2.80
   25          2.99         2.98        2.98         2.88         2.87        2.87
   30          3.10         3.10        3.09         2.96         2.96        2.96
   35          3.24         3.24        3.23         3.08         3.07        3.07
   40          3.43         3.41        3.39         3.22         3.21        3.20
   45          3.66         3.64        3.60         3.40         3.39        3.37
   50          3.95         3.91        3.85         3.63         3.61        3.59
   51          4.02         3.97        3.91         3.68         3.66        3.63
   52          4.09         4.04        3.96         3.74         3.72        3.68
   53          4.16         4.11        4.02         3.80         3.77        3.74
   54          4.24         4.18        4.08         3.86         3.83        3.79
   55          4.32         4.25        4.15         3.93         3.90        3.85
   56          4.41         4.33        4.21         4.00         3.96        3.91
   57          4.50         4.41        4.28         4.07         4.03        3.97
   58          4.60         4.49        4.34         4.15         4.10        4.03
   59          4.70         4.58        4.41         4.23         4.18        4.10
   60          4.81         4.67        4.48         4.32         4.26        4.17
   61          4.92         4.77        4.55         4.42         4.35        4.24
   62          5.04         4.86        4.62         4.52         4.43        4.31
   63          5.17         4.96        4.69         4.62         4.53        4.39
   64          5.30         5.06        4.76         4.73         4.62        4.46

-----------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
 Settlement   Male Payee                            Female Payee
 Age
            ------------------------------------------------------------------------------
              10 Years     15 Years     20 Years    10 Years     15 Years     20 Years
              Certain      Certain      Certain     Certain      Certain      Certain
------------------------------------------------------------------------------------------
 65           $5.44        $5.17        $4.83       $4.85        $4.72        $4.54
 66            5.58         5.28         4.89        4.97         4.83         4.62
 67            5.74         5.38         4.96        5.10         4.93         4.69
 68            5.89         5.49         5.02        5.24         5.04         4.77
 69            6.05         5.60         5.08        5.39         5.16         4.84
 70            6.22         5.70         5.13        5.55         5.28         4.92
 71            6.39         5.81         5.18        5.71         5.39         4.99
 72            6.57         5.91         5.23        5.88         5.51         5.05
 73            6.75         6.01         5.27        6.06         5.63         5.12
 74            6.93         6.10         5.31        6.25         5.75         5.17
 75            7.12         6.19         5.35        6.44         5.87         5.22
 76            7.30         6.28         5.38        6.64         5.98         5.27
 77            7.49         6.35         5.40        6.85         6.09         5.31
 78            7.67         6.43         5.42        7.06         6.19         5.35
 79            7.85         6.49         5.44        7.27         6.28         5.38
 80            8.02         6.55         5.46        7.48         6.37         5.41
 81            8.18         6.61         5.47        7.68         6.45         5.43
 82            8.34         6.65         5.48        7.88         6.52         5.45
 83            8.49         6.69         5.49        8.08         6.58         5.47
 84            8.63         6.73         5.50        8.26         6.63         5.48
 85            8.76         6.76         5.50        8.43         6.68         5.49

------------------------------------------------------------------------------------------

         Values for ages not shown will be furnished upon request.


Plan 2. Income for a Fixed Period. We will make equal periodic payments for a fixed period, not longer than 30 years. Payments can be annual, semi-annual, quarterly or monthly. Payments will be made according to the table below. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest and the amount of any payment. If the payee dies, the amount of the remaining guaranteed payments will be discounted to the date of the payee's death at the same rate used in calculating income payments. The discounted amount will be paid in one sum to the payee's estate unless otherwise provided.

                                       Plan 2 Table

 Monthly payment rates for each $1,000 of proceeds under Plan 2.
--------------------------------------------------------------------------------------------------------------------
Years           1            2          3           4           5          6           7           8          9
Payable
--------------------------------------------------------------------------------------------------------------------
Monthly      $84.47      $42.86     $28.99      $22.06      $17.91     $15.14      $13.16      $11.68     $10.53
Payment
--------------------------------------------------------------------------------------------------------------------
Years           16          17         18          19          20         21          22          23         24
Payable
--------------------------------------------------------------------------------------------------------------------
Monthly      $6.53       $6.23      $5.96       $5.73       $5.51      $5.32       $5.15       $4.99      $4.84
Payment
--------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
Years          10       11         12          13        14          15
Payable
------------------------------------------------------------------------------
Monthly    $9.61     $8.86     $8.24       $7.71      $7.26        $6.87
Payment
------------------------------------------------------------------------------
Years         25        26        27          28         29           30
Payable
------------------------------------------------------------------------------
Monthly    $4.71     $4.59     $4.47       $4.37      $4.27        $4.18
Payment
------------------------------------------------------------------------------



    Annual, semi-annual or quarterly payments are determined by multiplying the monthly payment by 11.838, 5.963 or 2.992, respectively.

Plan 3. Income of a Definite Amount. We will make equal periodic payments of a definite amount. Payments can be annual, semi-annual, quarterly or monthly. The amount paid each year must be at least $120 for each $1,000 of proceeds. Payments will continue until the proceeds are exhausted. The last payment will equal the amount of any unpaid proceeds. Unpaid proceeds will earn interest at 3% compounded yearly. We may increase the interest rate. If we do, the payment period will be extended. If the payee dies, the amount of the remaining proceeds with earned interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 4. Interest Income. We will make periodic payments of interest earned from the proceeds left with us. Payments can be annual, semi-annual, quarterly or monthly, and will begin at the end of the first period chosen. Proceeds left under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the payee dies, the amount of remaining proceeds and any earned but unpaid interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 5. Joint Life and Survivor Income. We will make equal monthly payments to two payees for a guaranteed minimum of 10 years. Each payee must be at least 35 years old when payments begin. The guaranteed amount payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. Payments will continue as long as either payee is living. If both payees die before the end of the minimum period, the amount of the remaining payments for the 10 year period will be discounted at the same rate used in calculating the monthly income. The discounted amount will be paid in one sum to the survivor's estate unless otherwise provided.


                           Plan 5 Table

Monthly payment rates for each $1,000 of proceeds under Plan 5.



-----------------------------------------------------------------------------------------------------------------------------
Male Settlement                                                                   Female Settlement Age
                -------------------------------------------------------------------------------------------------------------
    Age              35            40           45            50             55            60             65            70
-----------------------------------------------------------------------------------------------------------------------------
    35             $2.85         $3.00        $3.06         $3.11          $3.15         $3.18          $3.20         $3.22
    40              2.98          3.06         3.13          3.20           3.26          3.31           3.35          3.38
    45              3.01          3.10         3.20          3.30           3.39          3.46           3.53          3.58
    50              3.03          3.14         3.25          3.38           3.51          3.63           3.73          3.81
    55              3.04          3.16         3.30          3.45           3.62          3.79           3.94          4.08
    60              3.05          3.18         3.33          3.51           3.72          3.94           4.16          4.37
    65              3.06          3.19         3.36          3.56           3.79          4.07           4.37          4.68
    70              3.07          3.20         3.37          3.59           3.85          4.17           4.55          4.97
    75              3.07          3.21         3.38          3.61           3.89          4.24           4.68          5.20
    80              3.07          3.21         3.39          3.62           3.91          4.28           4.76          5.37
85 & Over           3.07          3.22         3.39          3.62           3.92          4.31           4.81          5.47

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------
Male Settlement                         Female Settlement Age
                -------------------------------------------------
    Age                  75             80          85 & Over
-----------------------------------------------------------------
    35                 $3.23          $3.24         $3.24
    40                  3.40           3.41          3.42
    45                  3.61           3.64          3.65
    50                  3.87           3.91          3.93
    55                  4.18           4.25          4.29
    60                  4.55           4.67          4.75
    65                  4.96           5.18          5.32
    70                  5.39           5.75          6.00
    75                  5.78           6.32          6.73
    80                  6.08           6.81          7.40
85 & Over               6.28           7.15          7.91

-----------------------------------------------------------------




Figures for intermediate ages, for two males or two females will be furnished upon request.

Settlement Age: The settlement age is the payee's age nearest birthday on the date payments begin, minus an age adjustment from the table below. The age adjustment cannot exceed the age of the payee.



---------------------------------------------------------------------
     Year Payments Begin                      Age
     After           Prior To             Adjustment
---------------------------------------------------------------------
     ----            2001                     0
     2000            2026                     3
     2025            2051                     7
     2050            ----                     10
---------------------------------------------------------------------

LIFE OF           THE LIFE INSURANCE COMPANY OF VIRGINIA
VIRGINIA          VARIABLE ANNUITY APPLICATION

1 Proposed
  Annuitant   __________________________    Social Security No._________________
              Name(if no middle name,use
              NMN)

              ________________________   Date of Birth  _______________
              Street address

              _______________________    Age________
              City     State    Zip

               (   )                     Sex               __Male  __Female
              --------------------------
              Telephone



1a
 Contingent
 Annuitant
              __________________________    Social Security No._________________
              Name(if no middle name,use
              NMN)

              ________________________   Date of Birth  _______________
              Street address

              _______________________    Age________
              City     State    Zip

               (   )                     Sex               __Male  __Female
              --------------------------
              Telephone







2 Owner
                                            Taxpayer ID or
              __________________________    Social Security No._________________
              Name(if no middle name,use
              NMN)                              If applicable:

              ________________________   Date of Birth  _______________
              Street address

              _______________________    Age________
              City     State    Zip

               (   )                     Sex               __Male  __Female
              --------------------------
              Telephone



2a Joint
   Owner

                                            Taxpayer ID or
              __________________________    Social Security No._________________
              Name(if no middle name,use
              NMN)                              If applicable:

              ________________________   Date of Birth  _______________
              Street address

              _______________________    Age________
              City     State    Zip

               (   )                     Sex               __Male  __Female
              --------------------------
              Telephone



3 Beneficiary


         Primary[ ]
         __________________________               Relationship[ ]
         Name(if no middle name,use               to owner
         NMN)
                                                  Annuitant [ ]
         ________________________
         Street address

         Contingent [ ]
         __________________________               Relationship[ ]
         Name(if no middle name,use               to owner
         NMN)
                                                  Annuitant [ ]
         ________________________
         Street address



                            CHANGES IN DESIGNATIONS

The following designations may be changed by the Owner at any time, unless they are irrevocable. Check the appropriate boxes below ONLY if a designation is to become irrevocable:

[ ]Primary        [ ]Contingent      [ ]Contingent
   Beneficiary       Beneficiary        Annuitant

4 TYPE OF         [ ]Nonqualified           [ ]Qualified:
  PLAN
                   [ ]Individual      [ ]IRA(circle One):

                   [ ]Joint                      Regular payment;
                                                tax year_________
                                                Rollover
                                                Direct Transfer

                                               [ ]Simplified
                                                  Employee Pension

                                               [ ]TSA/403(b)


                                               [ ]Other

Owner:
                   [ ]Does           [ ]Does Not
                  wish to have Federal
                  Income Tax withheld from
                  surrenders or annuity
                  payments.


5 Payment
  With
  Application                $25,000
                           (initial minimum: $5,000)



6 Allocation               Investment Subdivisions
  of Purchase
  Payments             %
                  ------
  Enter a              %
                  ------
  percentage           %
                  ------
  of at                %
                  ------
  least 10%            %
                  ------
  for each             %
                  ------
  fund                 %
                  ------
  selected             %   Guarantee Account(where available)
  Percentages
  must total 100%

13371 10/90


7 Dollar-Cost     TRANSFER DOLLAR AMOUNTS FROM THE                 Money Market
  Averaging       Subdivision to the following investment subdivisions according to the frequency indicated:

                  FREQUENCY         AMOUNTS          TRANSFER TO INVESTMENT
                               (must be $100 or more)        SUBDIVISIONS

                  [ ]MONTHLY (on the
                    5th of each
                    month.)            $
                                       $
                                       $
                  [ ]QUARTERLY (on     $
                    the last business  $
                    each calendar      $
                    quarter.)


I understand that the account value in my elected Money Market Subdivision must be kept at or above the account value level which will permit the dollar-cost averaging transfers requested; otherwise, these transfers will end. This request is in lieu of the requirement for individual written transfer requests. I may also change or terminate these transfers by written notice to the address below, or by telephone if a Personal Identification Number (PIN) has been issued (See
Section 8). Initials of owner:


8 Telephone [ ] Telephone Transfer Agreement Form for assigning Personal
  Identification Transfer Number for telephone transfers is being submitted with this application. (optional)

                   [ ]Please send Telephone Transfer Agreement Form.


9 Replacement Will the proposed contract replace any existing annuity or insurance contract?

                  [ ]No     [ ]Yes (If yes, list company name, plan and year of
                                    issue.)





10 Additional
   Remarks



11 Signatures

Important             All statements made in this application are true to the
Information.          best of our knowledge and belief, and the answers to these
Please Read           questions, together with this agreement, are the basis for
Carefully.            issuing the policy. I/We agree to all terms and conditions as shown on the front and back. I/We further agree that this application shall be a part of the annuity contract, and verify our understanding that ALL PAYMENTS AND VALUES
                      PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT
                      EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND NOT
                      GUARANTEED AS TO DOLLAR AMOUNT. THE OWNER ACKNOWLEDGES
                      RECEIPT OF PROSPECTUSES AND ALL APPLICABLE AMENDMENTS
                      DATED WITHIN 13 MONTHS OF THIS APPLICATION FOR THE
                      SEPARATE ACCOUNT AND ALL MUTUAL FUNDS APPLICABLE TO THE
                      POLICY. I/We agree that no one, except the President, the Secretary, or a Vice President of the Company can make or change any annuity.











                                                     Proposed
Dated at----------------------on----------- ,19      Annuitant
         City, State             Month,day          ----------------------------

Witness to                                           Contingent
all signatures                                       Annuitant
------------------------------                       -------------------------------------------------
Licensed Resident Agent/Broker                       (Signature required if designates as irrevocable)

------------------------------                       Owner-------------------------------------
Business name or stamp                               (Signature required of other than Proposed
                                                     Annuitant)

                                                     Joint Owner-------------------------------

                                       21

AGENTS STATEMENT - Do you have knowledge or reason to believe that replacement of insurance is involved?
         [ ]Yes [ ]No If "Yes",explain and submit a completed replacement form where required.

                                                     Licensed Resident Agent/Broker

------------------------------------------------------------------------------------------------------------------------------------
Agency/Brokerage and Code (Print)                  Agent/Broker and Code (Print)                Agent/Broker code(Print)

------------------------------------------------------------------------------------------------------------------------------------
Agent's/Broker Social Security/Tax                 Agent's/Broker's address                     Telephone Number
ID no.

------------------------------------------------------------------------------------------------------------------------------------

                           The Life Insurance Company of Virginia
                                    6610 W. Broad Street
                                  Richmond, Virginia   23230

                           FLEXIBLE PREMIUM VARIABLE
                            DEFERRED ANNUITY POLICY



         * Income payments beginning at maturity
         * No dividends
         * Some benefits reflect investment results



                               THE LIFE INSURANCE
                              COMPANY OF VIRGINIA




                                       23